EXHIBIT 10.8




                           SINO-FOREIGN JOINT VENTURE

                                  TO ESTABLISH

                           GANSU KEYIN MINING CO., LTD




                             JOINT VENTURE CONTRACT




                              Date: August 28, 1998


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                                      INDEX


HEADING

PREAMBLE

1.      DEFINITIONS AND INTERPRETATION.......................................................9

        1.1    DEFINITIONS...................................................................9
        1.2    HEADINGS.....................................................................14
        1.3    CONTRACT PARAMOUNT...........................................................14
        1.4    EXTENDED MEANINGS............................................................14
        1.5    CALCULATION OF TIME..........................................................14
        1.6    CURRENCY.....................................................................14
        1.7    SEVERABILITY.................................................................15
        1.8    SCHEDULES....................................................................15

2.      ESTABLISHMENT OF JOINT VENTURE......................................................15

        2.1    LEGAL BASIS OF JOINT VENTURE.................................................15
        2.2    STATUS OF MINCO..............................................................15
        2.3    STATUS OF BAIYIN.............................................................16
        2.4    EFFECTIVE AND IMPLEMENTATION OF THE JOINT VENTURE CONTRACT...................16
        2.5    EFFECT OF CONTRACT...........................................................16
        2.6    BENEFICIAL INTERESTS.........................................................16
        2.7    LIABILITY OF THE PARTIES.....................................................16
        2.8    ARTICLES OF ASSOCIATION......................................................17
        2.9    NAME OF THE JOINT VENTURE....................................................17

3.      PURPOSES AND SCOPE OF JOINT VENTURE.................................................17

        3.1    PURPOSE AND SCOPE............................................................17
        3.2    USE OF INTERNATIONAL MINING INDUSTRY STANDARDS...............................18

4.      COMPOSITION OF BENEFICIAL INTEREST..................................................18

        4.1    MUTUAL OBLIGATIONS OF THE PARTIES............................................18
        4.2    INITIAL INVESTMENT...........................................................19
               4.2.1  Total Initial investment of the Joint Venture.........................19
               4.2.2  Voting Rights.........................................................19
        4.3    CHANGING BENEFICIAL INTERESTS................................................20
        4.4    CONTRIBUTION BY BAIYIN AND WARRANTY..........................................20
               4.4.1  Assignment of Exploration Permit and Related Information..............20
               4.4.2  Warranty of Title.....................................................20
               4.4.3  Continuing Obligation of Baiyin.......................................20
        4.5    GUARANTEE OF CONTRIBUTION BY MINCO...........................................22
               4.5.1  Guarantee of Contribution.............................................22
               4.5.2  Continuing Obligation of Minco........................................22
        4.6    CONTRIBUTION BY EACH PARTY TO PROJECT EXPENDITURE............................22


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5.      DURATION, TERMINATION AND DISSOLUTION OF THE JOINT VENTURE..........................22

        5.1    DURATION.....................................................................22
        5.2    EXTENSION....................................................................23
        5.3    EXPIRATION OF JOINT VENTURE..................................................23
        5.4    TERMINATION BEFORE EXPIRATION OF JOINT VENTURE...............................23
        5.5    ELECTION OF TERMINATION JOINT VENTURE........................................23
        5.6    DISSOLUTION OF JOINT VENTURE.................................................24
        5.7    LIQUIDATION..................................................................24

6.      BOARD OF DIRECTORS..................................................................25

        6.1    COMMENCEMENT.................................................................25
        6.2    COMPOSITION..................................................................25
        6.3    PRINCIPLES AND SCOPE OF AUTHORITY OF BOARD...................................26
               6.3.1  Board of Directors as Supreme Power Authority and Powers..............26
               6.3.2  Matters to be Considered by Board.....................................26
               6.3.3  Convening and Place of Meeting........................................27
               6.3.4  Powers of Attorney....................................................27
               6.3.5  Minutes of Meetings of the Board of Directors.........................28
               6.3.6  Notice Periods........................................................28
        6.4    QUORUM AND RULES OF MEETING..................................................28
               6.4.1  Quorum of Meetings of the Board of Directors..........................28
               6.4.2  Casual Vacancies on Board.............................................28
               6.4.3  Written Resolutions...................................................28
               6.4.4  Filing of Written Resolutions.........................................29
               6.4.5  Resolutions of Board of Directors.....................................29
        6.5    CHAIRMAN OF THE BOARD OF DIRECTORS...........................................29
               6.5.1  Chairman as Legal Representative of Joint Venture.....................29
               6.5.2  Consultation System Between Chairman and Vice-Chairman................29
               6.5.3  The Powers of Chairman of the Board of Directors......................30

7.      OPERATION AND MANAGEMENT OF ORGANIZATION............................................31

        7.1.   OPERATION AND MANAGEMENT ORGANISATION........................................31
               7.1.1  Management Organisation and Working Principles........................31
               7.1.2  General Financial Supervisor..........................................31
               7.1.3  Principles of Management Organisation and Establishment...............31
               7.1.4  General Manager and Deputy General Manager............................32
               7.1.5  Concurrent Posts of General Manager and Deputy General Manager........32
               7.1.6  Restrictions on Senior Employees of Joint Venture.....................32
               7.1.7  Resignation of General Manager and Deputy General Manager.............32
        7.2    RESPONSIBILITIES AND POWER OF GENERAL MANAGER................................32
               7.2.1  Provide Materials and Information.....................................32
               7.2.2  Approval of Budget Overrun............................................33
               7.2.3  Reporting.............................................................33

8.      GUARANTEE OF MINERAL RIGHTS AND OPERATION...........................................34

        8.1    MINERAL RIGHTS...............................................................34
               8.1.1  Mineral Rights........................................................34
               8.1.2  Schedule A............................................................34

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               8.1.3  Schedule B............................................................34
        8.2    GUARANTEE OF EXCLUSIVE MINERAL RIGHTS........................................35
               8.2.1  Baiyin's Obligation to Assist with Obtaining Additional Exploration
                      Permits...............................................................35
               8.2.2  Baiyin's Obligation to Obtain Land Access and to Deal with
                      Local Landholders.....................................................35
               8.2.3  Reimbursement of Baiyin's Reasonable Costs............................35
        8.3    GUARANTEE OF OPERATION IN PROPERTY...........................................36
        8.4    PROPERTY EXTENSIONS..........................................................36
        8.5    EXCLUSIVE RIGHT IN PROPERTY..................................................36

9.      PROGRAMS AND BUDGETS................................................................37

        9.1    SETTING OF PROGRAMS AND BUDGETS..............................................37
               9.1.1  Periodic Setting of Programs and Budgets..............................37
               9.1.2  Periods for Exploration Based on Program Parameters...................37
               9.3.   Periods for Mine Development and Mining...............................37
        9.2    SUPPLEMENTARY OR REVISED PROGRAMS AND BUDGETS................................37
        9.3    APPROVAL BY BOARD OF DIRECTORS...............................................38
        9.4    BUDGETARY APPROVAL...........................................................38
        9.5    INTERNATIONAL STANDARDS FOR RECORD KEEPING AND
               INFORMATION DISCLOSURES......................................................38
        9.6    INITIAL FILING OF ACCOUNTING MANAGEMENT SYSTEM...............................38
        9.7    REVISION OF ACCOUNTING MANAGEMENT SYSTEM.....................................38

10.     CONTRIBUTIONS TO PROJECT EXPENDITURE AND CHANGES IN.................................39

        10.1   LIABILITY FOR PROJECT EXPENDITURE............................................39
               10.1.1 According to Beneficial Interests.....................................39
               10.1.2 Project Overrun Contributions.........................................39
        10.2   CONTRIBUTION BY EACH PARTY...................................................39
               10.1.2 No Further Contribution by Baiyin.....................................39
               10.2.2 Funding Expectations of the Parties...................................40
               10.2.3 Contributions as Shareholder Loans....................................40
        10.3   ELECTION TO CONTRIBUTE.......................................................40
               10.3.1 Permitted Election Not to Contribute..................................40
               10.3.2 Required Notice upon Election Not to Contribute.......................40
               10.3.3 Election of Contributing Party........................................41
        10.4   CALCULATION OF BENEFICIAL INTEREST...........................................41
        10.5   CHAIRMAN TO CALCULATE BENEFICIAL INTERESTS...................................42
        10.6   PAYMENTS FOLLOWING COMPLETION OF MINCO'S INITIAL
               INVESTMENT...................................................................43
               10.6.1 Call for Contributions................................................43
               10.6.2 Due Dale for Contributions............................................43
        10.7   PERIODIC STATEMENTS..........................................................43
        10.8   CHALLENGE TO CORRECTNESS.....................................................43
        10.9   INTEREST PAYABLE ON OVERDUE PAYMENTS.........................................44
        10.10  PROCEDURES FOR MAKING ADJUSTMENTS IN BENEFICIAL INTERESTS....................44

11.     MINE DEVELOPMENT AND PRODUCTION

        11.1   BOARD OF DIRECTORS TO RULE ON DEVELOPMENT....................................44
        11.2   OBLIGATION TO CONTRIBUTION...................................................44

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               11.2.1 Debt Financing........................................................44
               11.2.2 Shareholders' Contribution............................................45
               11.2.3 Default Contribution..................................................45
        11.3   SOLE RISK DEVELOPMENT........................................................45
        11.4   REQUIRED AUTHORISATIONS AND PARAMETERS FOR MINING
               OPERATION....................................................................46
               11.4.1 Parameters of Mining Operations.......................................46
               11.4.2 Obtaining all the Authorisations Required.............................47
               11.4.3 Guarantee of Working Conditions in Property...........................47
        11.5   MARKETING OF MINERALS FROM THE JOINT VENTURE.................................48
               11.5.1 Marketing Policy......................................................48
               11.5.2 Exporting Rights......................................................48

12.     LABOUR, TRAINING AND TECHNOLOGY TRANSFERS...........................................49
        12.1   LABOUR POLICY OF THE JOINT VENTURE...........................................49
               12.1.1 Flexible Labour Requirements..........................................49
               12.1.2 Priority to Efficiency of the Operation...............................49
        12.2   SELECTION OF EMPLOYEES AND CONTRACTORS.......................................49
        12.3   CONTRIBUTIONS TO STATUTORY LABOUR FUNDS......................................50
        12.4   UNION........................................................................50
        12.5   TRAINING OF JOINT VENTURE PERSONNEL AND TRANSFER OF TECHNOLOGY...............50
               12.5.1 Guidelines for Training Program.......................................50
               12.5.2 Introduction of Appropriate Advanced Technology.......................50

13.     ASSIGNMENT AND SUCCESSION...........................................................51

        13.1   ASSIGNMENT...................................................................51
        13.2   ASSUMPTION AGREEMENT.........................................................51
        13.3   RESTRICTIONS.................................................................51
        13.4   RIGHT OF FIRST REFUSAL TO BUY................................................52

14.     ELECTION TO CAP CONTRIBUTIONS.......................................................52

        14.1   ELECTION NOTICE BY MINCO.....................................................52
        14.2   EFFECTIVE DATE OF CAP........................................................52
        14.3   ELECTION OF BAIYIN...........................................................52
        14.4   WITHDRAWAL FROM PROPERTY.....................................................53
        14.5   IMPLEMENTATION OF CAP CONTRIBUTIONS..........................................53
        14.6   WILLING THIRD PARTY INVESTOR.................................................54
        14.7   BAIYIN RIGHT TO SPEND FURTHER................................................54

15      ACCOUNTING, REPORTING, AUDITING AND BANK ACCOUNTS...................................54

        15.1   FOREIGN EXCHANGE REPORTING...................................................54
               15.1.1   Treatment of Foreign Currency Exchange Rates........................54
               15.1.2   Treatment of Foreign Currency Exchange Gains or Losses..............54
        15.2   FINANCIAL ASPECTS OF OPERATIONS AND ANNUAL REPORTS...........................55
               15.2.1 Submission of Financial Summary of Prior Budgetary Period.............55
               15.2.2 Submission of Annual Report using the Standards of Accounting
                      Policies of Foreign Investment Enterprise.............................55
        15.3   AUDITS.......................................................................55
        15.4   BANK ACCOUNTS................................................................55

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        15.5   ACCOUNTING...................................................................56
               15.5.1 Statements and Billings...............................................56
               155.2  Adjustments...........................................................56
        15.6   DISTRIBUTIONS................................................................57
               15.6.1 Recovery of Project Expenditures Contributed in the Exploration
                      Period................................................................57
               15.6.2 Distributions of Net Profits in Accordance with Beneficial interests..57

16      INSURANCE...........................................................................57

        16.1   GENERAL MANAGER TO DEVISE INSURANCE PROGRAM..................................57
        16.2   INSURANCE COVERAGE...........................................................57
        16.3   PARTY'S PERSONAL ACCIDENT INSURANCE..........................................58
        16.4   PREMIUMS AS PROJECT EXPENDITURE..............................................58

17      CONFIDENTIALITY.....................................................................58

        17.1   DEFINITION OF CONFIDENTIAL INFORMATION.......................................58
        17.2   PROHIBITION ON DISCLOSURE OF CONFIDENTIAL INFORMATION........................59
               17.2.1 General Prohibition and Specified Exceptions..........................59
               17.2.2 Application of Chinese Law when removing Confidential Information from China............................................................60
        17.3   PUBLIC ANNOUNCEMENTS.........................................................60

18      PROTECTION OF THE ENVIRONMENT.......................................................60

19      FORCE MAJEURE.......................................................................61

        19.1   CONSEQUENCE OF FORCE MAJEURE.................................................61

        19.2   DEFINITION OF FORCE MAJEURE..................................................61

        19.3   NOTICE REQUIREMENTS..........................................................61

20      APPLICABLE LAWS.....................................................................62

        20.1   CHINESE LAW..................................................................62
        20.2   TREATIES TO PREVAIL..........................................................62
        20.3   COMMON PRACTICE IN OPERATIONS................................................62
        20.4   CHANGES IN LAW...............................................................62

21      SETTLEMENT OF DISPUTES..............................................................62

        21.1   CONSULTATION.................................................................62
        21.2   EXPERT CONCILIATION..........................................................63
               21.2.1 Notice of Intent to Submit to Expert Conciliation.....................63
               21.2.2 Appointment of Expert.................................................63
               21.2.3 Convening a Hearing...................................................63
               21.2.4 Rendering of Written Decision.........................................63
               21.2.5 When Decision Becomes Final and Binding...............................64
        21.3   ARBITRATION..................................................................64
               21.3.1 Use of Arbitration....................................................64
               21.1.2 Language of Proceedings...............................................64
               21.3.3 Relevant Mailers lo Consider..........................................64

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               21.3.4 Powers of Arbitrator Regarding Expert Conciliation....................65
               21.3.5 Decision is Final, Binding and Non-appealable.........................65
               21.3.6 Power to Award Costs..................................................65
        21.4   FAILURE TO COMPLY WITH BINDING EXPERT'S AWARD................................65
        21.5   VALIDITY DURING ARBITRATION..................................................65

22      CHINESE LEGISLATION.................................................................65

        22.1   REFERENCES IN THIS CONTRACT..................................................65
        22.2   CHANGES TO LEGISLATION.......................................................66

23      MISCELLANEOUS.......................................................................66

        23.1   AMENDMENT OF CONTRACT........................................................66
        23.2   INUREMENT....................................................................67
        23.3   NOTICES......................................................................67
               23.3.1 Address for Delivery or Service.......................................67
               23.3.2 Effective Date of Service.............................................68
               23.3.3 Change of Address.....................................................68
        23.4   LANGUAGE OF TEXT.............................................................68
        23.5   PREFERENTIAL TREATMENT.......................................................68
        23.6   ADDITIONAL DOCUMENTS.........................................................68
        23.7   TIME OF THE ESSENCE..........................................................68
        23.8   WAIVERS AND REMEDIES.........................................................69
        23.9   COUNTERPARTS.................................................................69
        23.10  TRANSMISSION BY FACSIMILE......................................................


                                    SCHEDULES

Schedule A     Exploration Permit and Map of Property and Joint Assets Boundary

Schedule B      Particulars, Terms and Conditions of Exploration Permit


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PREAMBLE

THIS JOINT VENTURE CONTRACT is entered into on this 28th day of August, 1998

BETWEEN

          BAIYIN NONFERROUS METALS COMPANY OF THE PEOPLE' S REPUBLIC OF CHINA (hereinafter called "Baiyin") an enterprise with legal capacity established, in accordance with the relevant law and regulations of the People's Republic of China

          Registration Place: 78 Youhao Rd., Baiyin City Gansu, China

          Legal Representative: Jingsheng Wu

          Position: General Manager

          Nationality: Chinese

          Representative authorized by Legal

          Representative: Zhaoxiang Mi

          Position: Deputy General Manager

          Nationality: Chinese

          AND

          MINCO MINING & METALS CORPORATION (hereinafter called "Minco"), an enterprise with legal capacity established in accordance with the relevant law and regulations of British Columbia, Canada

          Registration Place: 1807-401 West Georgia Street,
                              Vancouver, British Columbia, Canada

          Address:            Suite 1200, 543 Granville Street,
                              Bower Building,  Vancouver,
                              British Columbia, Canada

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          Legal Representative: Peter Tsaparas

          Position: Chairman

          Nationality: Canadian

          Representative authorized by Legal

          Representative: Ken Cai

          Position: President and Chief Executive Officer

          Nationality: Canadian

WHEREAS:

1 Baiyin has Mineral Rights in the Baiyin area, the Province of Gansu, the People's Republic of China;

2 Baiyin and Minco wish to enter into a Joint Venture Contract and to establish a Sino-Foreign Joint Venture to conduct mineral exploration activities in the said area and if such exploration results in the discovery of an economic mineral deposit, the Joint Venture will apply and obtain a Mining License to develop or use one or more deposits;

3 By entering into this Contract, each of Baiyin and Minco desires to confirm and record their respective rights and obligations in the proposed Joint Venture; and

4 This Contract is entered into in accordance with the Law of the PRC regarding Sino-Foreign Co-operative Enterprises and other Chinese laws and regulations and subject to the approval of the Chinese government.

NOW THEREFORE THIS CONTRACT WITNESSES THE PARTIES AGREEMENT AS FOLLOWS:

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Contract, unless the context otherwise requires, the following expressions shall bear the following meanings:

     (a) "Beneficial Interest" means, subject to Article 10, the right a Party under this contract has to hold a specified percentage of the capital of the Joint Venture and includes without limitation the obligation to contribute to the Joint Venture and the right to share in the profits of the Joint Venture in accordance with such percentage interest;

     (b) "Board of Directors" means the management organisation comprised of directors appointed by Minco and Baiyin respectively pursuant to
          Article 6 hereof;

     (c) "Business License" means the business license issued to the Joint Venture by the Government department in charge of the administration for industry and commerce or any other authorized Government agency;

     (d) "Certificate of Approval" means the certificate of approval issued to the Parties in respect of this Contract by the Committee of Foreign Economic Relations and Trade or any other Government Agency authorized to issue certificates of approval;

     (e) "Chairman" means the Chairman of the Board of Directors appointed in accordance with section 6.5.

     (f)  "Commencement Date" has the meaning ascribed to it in section 2.4.2.

     (g) "Commencement of Commercial Production" means the normal operation after the completion of the construction of the production and processing facilities in the manner contemplated in the Feasibility Study.

     (h) "Contract" means this Joint Venture Contract and shall include the Recitals set out above and all Schedules attached to this Contract;

     (i)  "Development   Period"  means  the  period  from  the   completion  of
          Exploration of each deposit of Minerals through the conduct of development design and capital construction until the completion of mining production system by the Joint Venture.

     (j) "Directors" means collectively the Chairman, the Vice Chairman and each of the other Directors appointed by Minco and Baiyin respectively to the Board of Directors which term also includes any alternate Director duly acting as such pursuant to paragraph 6.3.7;

     (k) "Exploration" means all work before the commencement of the Feasibility Study with the goal of discovering and delineating a mineral deposit on the Property to a stage where enough data is available to determine if detailed engineering studies are warrants. Exploration work may include, but not limited to, compilation of existing data, regional and detailed geologic mapping and associated studies, geochemical surveys, assaying, geophysical surveys, surface trenching, drilling, underground drifting for the purpose of providing drill stations for cost effective underground drilling, environmental studies and preliminary metallurgical testing. Exploration does not include detailed engineering studies, bulk sampling, underground drifting for purpose other than providing cost effective drill sites, or structures, equipment or machinery for the purpose of mining. All the expenditures of the exploration shall be treated as Project Expenditures.

     (1) "Exploration Period" means the period before the commencement of a Feasibility Study on a mineral deposit;

     (m) "Exploration Permit" means the permit pursuant to which the Joint Venture has the exclusive right to conduct mineral exploration activities in the exploration areas which the Joint Venture has obtained, or may obtain from time to time through agreement of both sides, as more particularly described in Schedule A, Schedule B and Schedule C;

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     (n)  "Feasibility  Study" means a study which includes the  confirmation of mineable ore reserves by conducting delineation drilling, hydrological and geo-technical programs and environmental studies, which may require the construction of underground workings including shafts or inclines, or other works associated with mine development. In the process of conducting the Feasibility Study different mining and processing alternatives will be considered. The Feasibility Study shall describe the proposed mining methods, and will contain estimates of both capital and operating costs and will analyse how to proceed to economically and commercially extract Minerals and produce Products and will also include relevant marketing and financial data referenced in the Feasibility Study;

     (o) "General Manager" means the General Manager of the Joint Venture appointed pursuant to paragraph 7.1.1;

     (p) "Government" means the Government of the People's Republic of China, at Central, Provincial and local levels which term shall be deemed to include all Government departments and their authorized agencies;

     (q)  "Initial Investment" has the meaning ascribed to it in section 4.2.1;

     (r) "Initial Investment Period" means the period which commences on the Commencement Date and ends on the date which is the earlier of the date on which Minco completes its Initial Investment and the date on which Minco delivers a notice pursuant to section 14.3 that it wishes to cap its contribution;

     (s) "Joint Assets" means, from time to time, the Mineral Rights, and any interests into which such Mineral Rights may be converted or exchanged, and shall also include all equipment, buildings, machinery, data, analyses and other like items acquired, as used in, or in respect of, the Mineral Rights, and the Joint Venture formed under this Contract;

     (t) "Joint Venture" means the joint venture which pursuant to Article 2 the Parties are to establish as a separate legal person in accordance with the Law of the PRC on Sino-Foreign Co-operative Joint Venture Enterprises;

     (u) "Minerals" means all minerals extracted from the Property and includes without limitation, copper, lead, zinc, silver and gold and all other minerals commonly and necessarily found in association with zinc, silver or gold in whatever form or state. However, the term "Minerals" does not include minerals of which exploitation by Sino-foreign Joint Ventures is prohibited by the Government;

     (v) "Mineral Resources Law" means the Law of the PRC on Mineral Resources and the Implementation Regulations thereunder and all relevant supplementary provisions and interpretations as may be amended from time to time;

     (w) "Mineral Rights" means either or both of Exploration Permit and Mining Licences held by the Joint Venture in relation to a Property or Properties subject to this Contract from time to time;

     (x) "Mining License" means a license granted by the Government agency in charge of mineral resources or its provincial bureau to an entity pursuant to which such entity is authorized to exclusively develop a mine and to conduct Mining Operations in connection with the Property as specified in such Mining License;

     (y) "Mining Operations" means every kind of work in connection with the mining, beneficiation and sale of Minerals, without limiting the generality of the foregoing, the engineering, developing, mining, treating, refining, transporting, handling and marketing of Minerals from the Property;

     (z) "month" means a Gregorian calendar month and "monthly" shall bear a similar meaning;

     (aa) "Operations" means the activities of the initial start-up, development and operation of a fully integrated mine, mill and processing complex and industrial endeavour and includes all activities which have for their purpose the discovery and location, delineation and trial mining of commercial deposits of Minerals within the area covered by Mineral Rights, the testing of such deposits including drilling and other underground reconnaissance, bulk sampling, Pre-Feasibility and Feasibility Studies, the acquisition, maintenance and administration of Exploration Permit, and specifically includes all development work, design and production engineering and all activities constituting Mining Operations as well as the administration of field and the management and administrative offices for the performance of any of the functions specified above and all matters inherent in or incidental to the business of the Joint Venture wheresoever conducted;

     (bb) "Operator" means the party which is the largest shareholder of the Joint Venture and appoints the Chairman of the Board of Directors of the Joint Venture;

     (cc) "Parties" means the parties to this Contract collectively when expressed in the plural form, and "Party" shall mean any party to this Contract individually when expressed in the singular form;

     (dd) "Property" means the area over which Baiyin has obtained Exploration Permit in accordance with law, i.e., the area within which the Joint Venture conducts Operations. At the time of signing this Contract, the Property has been specified in Schedule A and Schedule B;

     (ee) "PRC" means the People's Republic of China;

     (ff) "Pre-Feasibility Study" means a study to acceptable international standards which assesses the viability of conducting Mining Operations within the Property and upon which a decision to conduct a Feasibility Study is based.

     (gg) "Products" means any ore, metals, concentrates or Minerals produced or processed at or from the Properties;

     (hh) "Program and Budget" means a "Program" being a description in reasonable detail of Operations to be conducted and objectives to be achieved by the General Manager within the Property; and "Budget" means, in relation to each Program, a detailed estimate of all Project Expenditure required in order to conduct such Operations;

     (ii) "Project Expenditure" means all costs and charges, whether of a capital or operating nature, incurred, by or on behalf of the Joint Venture, on or after the Commencement Date;

     (jj) "Shareholders" means the persons or organisations owning a Beneficial Interest in the Joint Venture.

     (kk) "Voting Interest" means the percentage of the votes which a Party has a right to vote (calculated on the percentage) as ascribed in section 4.2.2;

1.2  Headings

     The division of this Contract into Articles and sections, and the provision of headings relating thereto, is for convenience of reference only, and shall not affect the construction or interpretation of this Contract. Unless otherwise specified, a reference to an Article, section or Schedule is a reference to an Article, section or Schedule to this Contract.

1.3  Contract Paramount

     In the interpretation of this Contract, should any inconsistency exist between an Article or Section of this Contract and any part of a Schedule attached hereto and the Article of Association of the Joint Venture and any agreement, records, and memorandum of understanding signed by the Parties prior to the execution of this Contract, then the relevant Article or
     Section in this Contract (as the case may be) shall prevail.

1.4  Extended Meanings

     When the context so requires, the singular number shall be read as if the plural were expressed and the provisions of this Contract shall be read with all necessary grammatical changes depending upon the nature of the Person, or of the word or phrase which has been specifically defined in this Contract, to which reference is made.

1.5  Calculation of Time

     When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Contract, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first Business Day following such non-Business Day.

1.6  Currency

     Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to Renminbi (i.e., RMB), the lawful money of China.

1.7  Severability

     If any Article, Section, or any portion of any Section, of this Contract is determined to be unenforceable or invalid for any reason whatsoever then that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Contract and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Contract.

1.8  Schedules

     The following schedules are attached hereto, and incorporated by reference herein, and deemed to be a part hereof:

     Schedule A     Map of Property Boundary

     Schedule B    Particulars, Terms, Conditions of Exploration Permit

2.   ESTABLISHMENT OF JOINT VENTURE

2.1  Legal Basis of Joint Venture

     Subject to section 2.4, the Parties agree to form a Co-operative Joint Venture constituted as a separate legal person in accordance with the Law of the PRC on Sino-Foreign Cooperative Joint Venture Enterprises and other relevant Chinese laws and regulations.

     The Joint Venture shall be incorporated as a legal person with limited liability. The liability of each Party shall be limited to contributing its share of the Joint Venture's Registered Capital. No Party shall be liable for the debts and obligations of the Joint Venture or any other Party. The creditors of the Joint Venture shall have recourse only to the assets of the Joint Venture and shall have no right to claim compensation or seek other remedies from any of the Parties.

2.2  Status of Minco

     Minco is a corporation incorporated under the laws of British Columbia and is authorized to carry out its duties and enjoy the benefits under this Contract.

2.3  Status of Baiyin

     Baiyin is an enterprise established in accordance with the laws of the People's Republic of China and is authorized to carry out its duties and enjoy the benefits under this Contract.

2.4  Effective and Implementation of the Joint Venture Contract

     2.4.1This Contract shall become effective upon it being approved by the Ministry of Foreign Economic Relations' and Trade or its authorized Government agency. The implementation of this Contract shall be conditional on the Parties being granted a Business Licence and Exploration Permit to the Joint Venture in terms satisfactory to both Minco and Baiyin by no later than the date ninety (90) days after the date on which this Contract has been fully executed.

     2.4.2Subject  to  sub-section  2.4.1,  the  Commencement  Date of the Joint
          Venture shall be the date upon which the Business License is issued.

2.5  Effect of Contract

     This Contract is to govern each Party's respective rights and obligations in the Joint Venture.

2.6  Beneficial Interests

     Each Party's  Beneficial  Interest  shall be calculated in accordance  with
     Article 10.

2.7  Liability of the Parties

     No Party shall have any greater legal interest or claim in the property, rights and entitlements of the Joint Venture than the Beneficial Interests which such Party holds at any time and bears in proportion to each other Party's Beneficial Interest in relation to such property, rights and entitlements, which shall be adjusted in accordance with Section 10.4.

2.8  Articles of Association

     2.8.1The Parties shall prepare articles of association  consistent with the terms of this Contract to comply with the Law of the PRC on Sino-Foreign Co-operative Joint Venture Enterprises and the accompanying Regulations to that Law.

     2.8.2Any  articles  of  association   prepared  by  the  Parties  shall  be
          submitted for approval to the relevant Government authority and shall bind the Parties in accordance with the terms thereof from the date of approval by the said Government authority.

2.9  Name of the Joint Venture

     The Chinese name of the Joint Venture shall be "_____________." The English name of the Joint Venture shall be "Gansu Keyin Mining Co., Ltd."

2.10 Registered Office

     The registered office of the Joint Venture shall be: Baiyin City, China. The Joint Venture may set up representative offices in Beijing or other places as required.

2.11 Fiscal Year

     The fiscal year of the Joint Venture shall be determined by the Board of Directors at their first meeting.

2.12 Registered Capital

     The registered capital of the joint venture is 25 million RMB (equivalent to USS3 million at current exchange rate of USSI equal to 8.33 RMB) (the "Register Capital"). Both Parties will contribute and register their respective share of that registered capital in accordance with the tern-is and conditions of this Contract. Baiyin shall contribute 5 million RMB, representing 20% of the Registered Capital. Minco shall contribute 20 million RMB, representing 80% of the Registered Capital.

3.   PURPOSES AND SCOPE OF JOINT VENTURE

3.1  Purpose and Scope

     The purpose and scope of business for the Joint Venture shall be to undertake mineral exploration, development, production, processing and marketing of mineral Products using an integrated mining company model. Initially the object will be to delineate one or more ore deposits containing precious metals or other base metals, such as, but not limited to, copper, lead, zinc or aluminum, or both amenable to commercial development by the Joint Venture, thereafter the Joint Venture will undertake further exploration drilling and sampling to confirm the size and extent of the potential ore deposits and undertake development and mining and metallurgical testwork to analyze alternative mining and milling methods, recovery rates, grades and products related to commercial exploitation of the ore deposits delineated and thereafter to construct and operate mines, mills and other processing facilities as necessary to produce Products from the Properties subject to this Contract and to market the precious metal and base metals Products thereby produced.

3.2  Use of International Mining Industry Standards

     The Joint Venture will undertake all Operations having due regard to sound internationally accepted exploration, development, production and processing standards and practices. For greater certainty, the Parties agree that the Board of Directors shall have the power to make decisions regarding the norms and standards of Operations, taking into account the realities of doing business in China.

4.   COMPOSITION OF BENEFICIAL INTERESTS

4.1  Mutual Obligations of the Parties

     Each of the Parties covenants, undertakes to, and agrees with the other Party that it will:

     (a) observe and perform its obligations and commitments in respect of the Properties pursuant to this Contract;

     (b) not engage (whether alone or in association with others) in any activity, apply for, or grant any Exploration Permit or Mining License in respect of Minerals within the Properties or the Mineral Rights except as provided or authorized by this Contract, or as agreed in writing by the Parties;

     (c) not do, or cause, or permit to be done, any act, matter or thing which might cause an Mineral Rights or any part thereof to be revised, cancelled, forfeited, not issued, not renewed or not extended, or which in any way may jeopardise the continued enjoyment of an Mineral Rights;

     (d) subject to section 4.2 and Article 10, contribute, according to the ratio of Beneficial Interests, to the capital of the Joint Venture or the Project Expenditures for the purposes of conducting the Operations;

     (e)  be fair and faithful in all of its dealings with each other Party.

4.2  Initial Investment

     4.2.1 Total Initial Investment of the Joint Venture

          The total initial investment of the Joint Venture is to be 50 million RMB (approximately US $6 million at current exchange rate).

          Baiyin will contribute tte Exploration Permit held by it as more fully described in Schedule A-B hereto and the geologic data and research results relating thereto including without limitation all data, drillcore samples and maps with a value of not less than 10 million RMB (approximately US$1.2 million) representing 20% beneficial interest of the Joint Venture.

          The value of the geological data and/or assets contributed by Baiyin shall be evaluated by an evaluator appointed by both Parties and shall be confirmed by state assets administration agency. If Baiyin' s contribution is evaluated less than 10 million RMB, the Parties agree that Baiyin's contribution shall be deemed to be 10 million KMB. If Baiyin's contribution is evaluated over 10 million RMB, the proportion of above 10 million RMB shall be treated as no-interest bearing Shareholder loan to the Joint Venture. The loan shall be credited as Baiyin' s contribution to the Joint Venture during the Development Period.

          Baiyin shall guarantee the Exploration Permit to be without claim by any third party and shall be solely responsible for dispensing with any such claims.

          Minco shall, subject to section 14.1, within six (6) years subject to extension due to Force Majeure, from the Commencement Date, expend on a Program by Program basis up to 40 million RMB (approximately US$4.8 million) on Project Expenditures (the "Initial Investment") to the Joint Venture, representing 80% beneficial interest of the Joint Venture.

     4.2.2 Voting Rights

          During the Initial Investment Period, so long as Minco contributes towards the Project Expenditures required for each stage in accordance with each Program and Budget in a timely fashion, the Beneficial Interest of Minco will increase during this Initial Investment Period.

          The Parties  shall  exercise  their  voting  rights  according  to its
          respective   percentage  of  the  actual  contributions   towards  the
          Registered Capital of the

          Joint Venture in accordance with Provisions regarding Contributions Made by Parties of Sino-Foreign Joint Co-operative Enterprises of the PRC. After the completion of Initial Investment, the voting rights of Minco and Baiyin shall be consistent with their respective Beneficial Interest in the Joint Venture.

4.3  Changing Beneficial Interests

     At all times during this Contract, both Parties' Beneficial Interest shall be calculated in accordance with the .formula set out in Article 10. For greater certainty, it is acknowledged by the Parties that: (i) upon completion of the Initial Investment by Minco, Minco shall have a 80% Beneficial Interest and Baiyin shall have a 20% Beneficial Interest; (ii) thereafter, both Parties' Beneficial Interest shall be calculated in accordance with the contribution made by the parties and the formula set out in Article 10.

4.4  Contribution by Baiyin and Warranty

     4.4.1 Assignment of Exploration Permit and Related Information

          As its contribution to the Joint Venture, Baiyin shall, on the Commencement Date, transfer and assign, or cause to have transferred and assigned, to the Joint Venture all of those Mineral Rights referred to in section 8.1.1 and, in relation to those Mineral Rights, all of the drilling cores and other samples and assays, and all maps, geological. geophysical and geochemical data and interpretations thereof.

     4.4.2 Warranty of Title

          During the term of this Contract, Baiyin warrants to Minco that, as at the Commencement Date, it will have full title at Chinese Law to all of the Exploration Permit which are to be transferred as at such date to the Joint Venture and that it will obtain approval from all relevant Government authorities and landholders to allow the Joint Venture to enter into and work upon land which is the subject of such Exploration Permit for purposes of the Operations.

     4.4.3 Continuing Obligation of Baiyin

          Baiyin shall provide all necessary assistance and support to the Joint Venture requiring government or local support required to conduct the Operations of the Joint Venture currently and in the future. The assistance and support referenced shall include without limitation the following:

          (a) to provide all necessary assistance and support to the Joint Venture to obtain all necessary business, exploration, mining, environmental permits, licences, rights or permissions, including Exploration Permit and Mining Licences in respect of any of the Property and Joint Assets, required to conduct the operations of the Joint Venture currently and in the future to conduct Mining

               Operations. Any approvals referenced by this paragraph shall explicitly grant the power, permit and grant all rights necessary and required for .the production of and sale of gold and gold products as well as the construction of the carrying out of open pit or underground production of gold in the process of Operations;

          (b) to assist the Joint Venture with the supply of all necessary services, including water, electricity and transportation;

          (c) to assist the Joint Venture in recruiting Chinese management personnel, technical personnel, workers and other personnel as needed;

          (d) to assist foreign staff and visitors in applying for entry visas, work permits and in processing and effecting their travel arrangements;

          (e) keep confidential the technical and commercial information of both Parties;

          (f)  to handle other matters entrusted to it by the Joint Venture; and

          (g)  to import and export equipment;

               Baiyin shall provide the Joint Venture with all assistance which it may require from time to time in relation to the importation or exportation of any equipment including, without limitation, any drilling or geophysical equipment obtained for the purposes of the Operations.

          (h)  Public Relations and Monitoring of Legislation and Regulation

               As the Board of Directors requires from time to time, Baiyin shall also advance the interests of the Joint Venture by exercising a public relations role in relation to relevant Government authorities. Particularly, Baiyin shall be responsible for monitoring any changes in Government policy towards mineral resource projects and Baiyin shall assist the Joint Venture to obtain assurance from the Government in respect of certain regulatory objectives which the Joint Venture desires.

4.5  Guarantee of Contribution by Minco

     4.5.1 Guarantee of Contribution

          Minco guarantees completion of contribution as provided for in section 4.2.1.

     4.5.2 Continuing Obligation of Minco

          (a) to provide the Joint Venture with all required appropriate advanced exploration method, measures, equipment as well as reasonable quotation for the equipment.

          (b)  to  assist  the  Joint  Venture  in  hiring  foreign   management
               personnel, technical personnel and other required personnel;

          (c) to assist the Joint Venture in arranging for visiting, personnel training, and purchasing, etc., outside China.

          (d) to keep technology and commercial materials of the Parties confidential; and

          (e)  to deal with other matters entrusted by the Joint Venture.

4.6  Contribution by Each Party to Project Expenditure

     Following completion of Minco's Initial Investment, each Party may, subject to Article 10, contribute to Project Expenditure in proportion to their respective Beneficial Interests. All such contributions to Project Expenditure shall be made in accordance with Article 10, and any subsequent adjustments to the Beneficial Interests held by any Party by virtue of a decision to support to a greater or lesser degree, any Program and Budget for the Operations shall be made in accordance with the formula contained in Article 10.

5.   DURATION, TERMINATION AND DISSOLUTION OF THE JOINT VENTURE

5.1  Duration

     Subject to as is provided in Article 15, and elsewhere in this Contract, the duration of the Joint Venture will be thirty (30) years from the Commencement Date.

5.2  Extension

     The Parties agree to extend and offer whatever assistance is required to extend the duration of the Joint Venture until the last date of Mining Operations on any of the Property and Joint Assets subject to this Contract. Applications for such extensions of the duration of the Joint Venture shall be submitted to the original examination and approval authority, or to any other Government authorities at that time responsible for administering foreign investment. Baiyin will use its best efforts to assist in obtaining such an extension.

5.3  Expiration of Joint-Venture

     Unless the Joint Venture obtains approval for an extension in accordance with section 5.3 of this Contract, the Joint Venture shall be terminated upon expiration of the duration of the Joint Venture.

5.4  Termination before Expiration of Joint Venture

     Each of the Parties may instruct its Director of the Joint Venture to request the Chairman to convene a meeting of Board of Directors to decide in accordance with Section 6.3.2. the termination of the co-operation before expiration of the Joint Venture in the event of any of the following occurrences:

     (a)  Where  either  of  the  Parties   experiences  Force  Majeure  or  its
          consequences as described in Article 19, or the Joint Venture experiences the similar situations, the Parties or the Board of

          Director of the Joint Venture has failed to come to an agreement or resolution as how to resolve the matters.

     (b) The Joint Venture suffers from major loss during Commercial Production Period (the total loss up to 60% of total investment) and can not continue operation.

     (c) The Joint Venture has failed to achieve the objective of exploration and development as expected and to has failed see any corporate development prospects.

5.5  Election of Termination of Joint Venture

     The Joint Venture will automatically be terminated when Minco has elected to cap the contribution in accordance with section 14.1 and Baiyin has elected to terminate the Joint Venture pursuant to section 14.3

5.6  Dissolution of Joint Venture

     The Joint Venture may be dissolved before the expiration of the Joint Venture in the following events:

     (a) Where one party (the "Breaching Party") has seriously breached the Contract and has not made any remedies within 45 days (or the longer period agreed by the other Party in its written notice) after receiving notice from the other Party (the "Non-Breaching Party"), the Non-Breaching Party is entitled to give notice to terminate this Contract and dissolute the Joint Venture after the Non-Breaching Party make claims for damage against the Breaching Party.

     (b) The dissolution of the Joint Venture before the expiration of the Joint Venture shall be approved by the original approving Government agency.

5.7  Liquidation

     In the case of the expiration of the Joint Venture, or the termination before expiration of the Joint Venture, or election of termination of the Joint Venture, or dissolution of the Joint Venture as contemplated in Sections 5.3, 5.4, 5.5, and 5.6 respectively, the assets of the Joint Venture shall be liquidated pursuant to The Company Act of the People's Republic of China, The Law of the PRC on Sino-Foreign Co-operation Joint Venture Enterprise and The Liquidation Methods of the Foreign Investment Enterprises of the People's Republic of China.

     The Joint Venture shall establish a liquidation committee which shall consist of representatives from the Shareholders to liquidate the assists of the Joint Venture. The liquidation expenses shall be paid in first priority from the liquidation assets and shall include: (1) all the expenses related to managing, selling and distributing the liquidation assets; (2) the expenses of proclamation, lawsuits, and arbitration; and
     (3) other expenses incurred during the liquidation process.

     The remaining assets after the liquidation expenses have been paid shall be distributed in the following order:

     (1)  Salary and benefits owed to the employees of the Joint Venture;

     (2)  Tax and fees payable to the Government;

     (3) Debts, loans, liabilities or other obligations payable to the third parties;

     (4)  Debts,   loans,  other  liabilities  or  obligations  payable  to  the
          Shareholders.

          Thereafter, any remaining cash and all other assets of the Joint Venture shall be distributed to the Shareholders in accordance to their respective Beneficial Interests in the Joint Venture unless otherwise agreed by the Shareholders.

          During the liquidation of the assets of the Joint Venture and transfer of the "Mineral Rights," the Shareholders shall have the right of first refusal to buy the liquidation assets and to transfer the
          "Mineral Rights," which shall be sold and transferred to the Shareholder who provides the highest bid. After the liquidation, all the accounting records, books, and reports of the Joint Venture shall be kept by Baiyin and other Shareholders shall have rights to make copies of the above documents for their own records.

6.   BOARD OF DIRECTORS

6.1  Commencement

     The Board of Directors  shall  function  with effect from the  Commencement
     Date.

6.2  Composition

     Before Minco's completion of its Initial Investment, the Board of Directors shall be comprised of seven (7) directors of whom four (4) shall be appointed by Minco and three (3) shall be appointed by Baiyin. During the term of this Contract, the parties agree to at all times votes their shares in the joint venture corporation so that the Board of Directors remains constituted as set out in the previous sentence. Each Party through its Directors appointed shall have a percentage of voting equal to its respective percentage of the Registered Capital. The Board of Directors shall have one Chairman, whom shall be nominated by Minco and one Vice Chairman, whom shall be nominated by Baiyin. The term of the office for Chairman, Vice Chairman and director is three (3) years and any person serving as Director, Chairman or Vice Chairman shall be eligible for reappointment to the Board for one or more further terms of office.

6.3  Principles and Scope of Authority of Board

     6.3.1 Board of Directors as Supreme Power Authority and Powers

          The Board of Directors is the supreme authority of the Joint Venture, decides all major matters of the Joint Venture, and exercises, but not limited to, the following powers:

          (a) establish policies which will achieve the aims and objectives of the Joint Venture;

          (b)  approve  and  amend  Programs  and  Budgets   submitted  for  the
               Operations by the General Manager;

          (c)  review performance reports submitted by the General Manager;

          (d) examine and make a decision, if appropriate, to implement a Feasibility Study;

          (e) establish any necessary amendments to establish and amend from time to time various operating procedures including any necessary amendments to the accounting procedure as appropriate; and

          (f) make a decision as to the re-establishment, merger, termination, extension or other operations of the Joint Venture

          (g) determine the establishment of organisations under the Board of Directors and the employment of the officers; and

          (h) consider all other matters appropriate for deliberation by the Board.

     6.3.2 Matters to be Considered by Board

          (a) The resolutions required approval from the unanimous of the Directors as requested by the Detailed Implementations of the Law of the PRC on Sino- Foreign Co-operative Enterprises shall be passed pursuant to the law. Subject to Section 4.2.2, other resolutions shall be passed by the majority (over 1/2) of the Directors attending the board meeting, including the attorney appointed by the Director who can not attend the board meeting. If an equality of votes on a particular resolution occurs, the Chairman and Vice Chairman shall discuss the issue and recall the board meeting for voting. If an equality of votes occurs again on the resolution, the Chairman has power to make decision.

          (b) The following resolutions adopted by the Board of Directors shall be passed by unanimous decision of the directors attending the meeting:

               i. formation of another enterprise, or open another operation, or merger, or to form a new enterprise with a third party;

               ii. termination or dissolution of Joint Venture (except for section 14.3);

               iii. increase  or  reduction  or  assignment  of  the  registered capital of the Joint Venture;

               iv.  approval of borrowing by the Joint Venture;

               v. guarantee on behalf of the Joint Venture for other economic organizations;

               vi. any sale, assignment, mortgage or lien that has a value over 10% of the total assets of the Joint Venture;

               vii. any decision on the establishment of organisations under the
                    Board of Directors;

               viii.any  decision  required by the Chinese law from time to time to be passed unanimously by the Board of Directors.

     6.3.3 Convening and Place of Meeting

          The Board of Directors shall meet at least once within any calendar year. Meetings shall take place in the registered place of the Joint Venture, in such other place, as shall be agreed upon from time to time by the Chairman and Vice Chairman after consultation. The meeting shall be called and presided over by the Chairman. The Chairman may call an extraordinary meeting from time to time at the motion of over one third directors.

     6.3.4 Powers of Attorney

          Any Director may, by any duly executed power of attorney, appoint an attorney to vote on his behalf and such power of attorney or proof thereof to the satisfaction of the Board of Directors shall be produced for inspection at the Registered Office of the Joint Venture or at such other location as the Board may from time to time direct together with such evidence of the due execution thereof as the Board may require before the attorney shall be entitled to act thereunder. Any person (including another Director) may be appointed the attorney of one or more Directors for these purposes.

     6.3.5 Minutes of Meetings of the Board of Directors

          Detailed written minutes shall be made in Chinese and English at each meeting of the Board. The written minutes shall be signed by all the directors at the meeting. If attended by attorneys, the attorneys shall sign the written minutes. The written minutes shall be filed by the Joint Venture.

     6.3.6 Notice Periods

          The Chairman or, in the absence of the Chairman, the Vice Chairman or other directors authorized to act by the Chairman shall give notice to all the directors about the meeting or temporary meeting thirty days
          (30) before the meeting through fax (the notice shall carry time, place, agenda and motions.

6.4  Quorum and Rules of Meeting

     6.4.1 Quorum of Meetings of the Board of Directors

          The quorum for meetings of the Board of Directors shall be five (5). If a quorum is not present, then, the meeting shall be adjourned to a date at least two weeks thereafter at the same time and place and notice of the adjourned meeting shall be given to all Directors; at at such adjourned meeting, the representatives present shall be deemed to be a quorum and shall be automatically authorized and empowered to conduct business thereat in the normal manner.

     6.4.2 Casual Vacancies on Board

          Where there is a casual vacancy within the Board of Directors, the Party having appointed the person shall be entitled to appoint the replacement director to hold office for the remainder of the term of office. However, the new appointment shall be filed with original approval authority.

     6.4.3 Written Resolutions

          Except for special resolutions which require unanimous approval from the Board of Directors, a resolution in writing under the hands of more than 50% of the Directors shall be as valid and effectual as a resolution duly passed at a meeting of the Board of Directors duly called and held and may consist of several documents in like form each signed by one or more of the Directors or may be in telexed form, or other written form of communication, indicating that the signature of the director concerned has been duly affixed to the original provided that confirmation that such signature has been affixed is forwarded to the legal address of the Joint Venture within fourteen (14) days from the date upon which the original was signed.

     6.4.4 Filing of Written Resolutions

          The resolution in writing passed without a meeting of the Board, having been signed by Chairman or Vice Chairman or other directors duly authorized by the Chairman, shall be written into the minutes-ofthe Board of Directors of the Joint Venture and kept in the registered office of the Joint Venture.

     6.4.5 Resolutions of Board of Directors

          All lawful decisions of the Board of Directors shall be binding on the Parties. Both Parties are responsible to comply with and implement each board decision or resolution.

6.5  Chairman of the Board of Directors

     6.5.1 Chairman as legal Representative of Joint Venture

          The Chairman shall be the legal representative of Joint Venture and shall call and chair the board meetings and shall sue and response a lawsue on behalf of the Joint Venture. After authorized by the Board of Directors, the Chairman can negotiate and sign agreements with other parties on important issues on behalf of the Joint Venture. The Chairman shall represent the Joint Venture to supervise and control the Operations.

     6.5.2 Consultation System Between Chairman and Vice-Chairman

          The Chairman and Vice Chairman shall be respectively nominated by each of the Parties to represent the respective Party's beneficial interest as set out in section 6.2. The Chairman and the Vice Chairman shall confer to each other from time to time before the Board of Directors exercises its powers.

     6.5.3 The Powers of Chairman of Board of Directors

          The Chairman alone shall have the following rights and powers to enable him to conduct his obligations for the benefit of the Joint
          Venture:

          (a) The power to negotiate and reach agreement on matters relevant to the Mineral Rights, the Property and Joint Assets or to the Operations with competent Government authorities;

          (b) Subject to provisions of Article 12, the power to select, engage and dismiss workers, agents and independent contractors necessary for the efficient conduct of the Operations;

          (c) The right to take such action as may in his judgement be necessary for the protection of life, or reasonably necessary for the protection of property, and all such costs reasonably incurred shall be deemed Project Expenditure;

          (d) The right as empowered by the Article of the Association of the Joint Venture to decide the matters over which there is a dispute among the Directors;

          (e) In the relevant budgetary period, as an additional permitted overrun but only in the case of accident or any other emergency relating to the Operations, the Chairman shall be entitled (without the need to obtain approval pursuant to section 9.4) to take such action as in his judgement may be necessary for the protection of life or property and to incur all reasonable costs up to an amount no greater than thirty percent (30%) of an Approved Budget. The said emergency expenditure shall be treated as Project Expenditure and be outlayed on behalf of the Parties in proportion to their respective Beneficial Interests. The Chairman shall notify the Parties of any such emergency expenditure as soon as practicable and in any event within seven
               (7) days after it has been incurred.

          (f) During the Initial Investment Period, the Chairman has the power to make final decisions on the operation and management and the distribution of the Project Expenditures of the Joint Venture.

          (g) The Chairman, under the special supervision and control of the Board of Directors, may from time to time make adjustments to the manner of conducting Operations as provided in the Feasibility Study based on his judgement and on sound capital construction, construction, and mining practice.

7.   OPERATION AND MANAGEMENT ORGANIZATION

7.1  Operation and Management Organisation

     7.1.1 Management Organisation and Working Principles

          The Joint Venture shall establish an operation and management organisation and other organisations in accordance with the relevant provisions of China. The operation and management organisation shall implement the resolutions of the Board of Directors and shall be responsible to daily operations of the Joint Venture. The operation and management organisation shall have one General Manager and a number of Deputy General Managers. The General Manager and Deputy General Manager shall be hired by the Board of Directors for three years which can be renewed upon being approved by the Board of Directors. The duties of the General Manager are to implement all resolutions of the meeting of the Board of Directors, organise and lead the daily operations of the Joint Venture.

     7.1.2 General Financial Supervisor

          The Joint Venture shall have one General Financial Supervisor, whom shall be nominated and hired by the Board of Directors. The General Financial Supervisor shall be responsible to supervise the management and control of the financial affairs of the Joint Venture. The General Financial Supervisor has the right to request the General Manager and other organisations to provide and examine operations, statements, and financial data. The General Manager and other departments have the obligation to cooperate with the General Financial Supervisor. Detailed operations shall be decided by the Board of Directors, to which the General Financial Supervisor shall be responsible.

     7.1.3 Principles of Management Organisation and Establishment

          The Joint Venture shall have senior management positions and a number of management organisations based on the principle of administration simplicity and high efficiency. The General Manager shall make suggestions as to the establishment, personnel system and division of responsibility to the Board of Directors for approval. The senior management personnel other than General Manager, General Financial Supervisor, Deputy General Manager shall be nominated by the General Manager and hired by the Board of Directors and shall share responsibilities with various branch managers to the work of various organisations under the Joint Venture and perform the duties delegated to them by the General Manager and Deputy General Manager.

          Deputy General Manager and branch managers shall be responsible to the General Manager.

     7.1.4 General Manager and Deputy General Manager

          General Manager and Deputy General Manager may be removed at any time at the meeting of the Board of Directors in the event of engaging in malpractices for selfish ends, or gross negligence or incompetence.

     7.1.5 Concurrent Posts of General Manager and Deputy General Manager

          The Chairman, Vice Chairman, and directors of the Board of Directors may hold titles at the same time as General Manager and Deputy Manager of the Joint Venture as well as other senior administrative management positions of the Joint Venture.

     7.1.6 Restrictions on Senior Employees of Joint Venture

          General Manager, General Financial Supervisor, Deputy General Manager as well as other senior management personnel and branch managers shall not engage in any activities or work that is considered by the Board of Directors as harmful to the interest of the Joint Venture, or conflicting with the interest of the Joint Venture.

     7.1.7 Resignation of General Manager and Deputy General Manager

          General Manager, General Financial Supervisor, or Deputy General Manager who intends to resign shall submit to the Board of Directors its resignation request in writing within the time periods provided for in their respective employment contracts.

7.2  Responsibilities and Power of General Manager

     7.2.1 Provide Materials and Information

          The General Manager of the Joint Venture shall provide to the Board of Directors of the Joint Venture within required time periods the following materials of the Joint Venture:

          (a) draft and submit in a timely manner Programs and Budget and implement them after approval by the Board of Directors.

          (b)  submit  within  ten  days  at the  end of the  month  information
               regarding   Operations,    management   reports   and   financial
               statements;

          (c)  submit  within  ten  days at the end of the  quarter  information
               regarding   Operations,    management   reports   and   financial
               statements;

          (d) submit within first two months at the end of each fiscal year financial report of Joint Venture audited by an accountant, summary report regarding technology of the Operations, report regarding the status of the Operations and report regarding operation and management.

          (e) at the request of the Board of Directors, conduct Pre-Feasibility Study and Feasibility Study;

          (f)  other materials required by the Parties;

          (g)  any  other  reports  and  programs   required  by  the  Board  of
               Directors;

     7.2.2 Approval of Budget Overrun

          The General Manager has right to make all expenditures and commitments for Operations in accordance with Budgets for Project Expenditure approved pursuant to section 9.4 (for the purposes of this sub-section
          7.1.9. called "Approved Budgets"). The General Manager shall take all reasonable care to avoid such expenditures or commitments in excess of any Approved Budget without first seeking approval of the Board of Directors PROVIDED that the General Manager shall be entitled to expend in any budgetary period up to twenty percent (20%) in excess of any Approved Budget without requiring any further approval, and all such expenditure shall be deemed to be Project Expenditure. The General Manager shall not be entitled to recover from any Party any excess over and above such permitted overrun and such excess shall not be included as any Party's contribution to Project Expenditure for the purpose of this Contract unless the Board shall approve or ratify such excess expenditure.

        7.2.3  Reporting

          The General Manager shall promptly furnish to each Party:

          (a) up to the time of the delivery of a Feasibility Study, on a program by program basis within ninety (90) days of the end of each such Program, and thereafter yearly, a detailed summary of Operations including the expenses thereof, the progress and available results of all geological, geophysical, geochemical, drilling, construction, mining, milling and other Operations and such other information as the Board of Directors may reasonably be expected to require;

          (b) up to the completion of a Feasibility Study, quarterly progress reports of Operations including the expenses incurred during the quarter and estimates of cash flow needs for the succeeding two quarters as well as significant results;

          (c) during construction, a quarterly report setting out expenditures to date by cost categories identified in the Feasibility Study and to date in the aggregate, for that quarter and against budget for the quarter and in the aggregate;

          (d) during Mining Operations, summary quarterly reports detailing mining, milling and production throughput, grades and recovery rates and such other information as may be prescribed by the Board of Directors from time to time; and

          (e) copies of all reports, studies, analyses and other documents relating to the Exploration Permit and the Property and Joint Assets.

8.   GUARANTEE OF MINERAL RIGHTS AND OPERATION

8.1  Mineral Rights

     8.1.1 Mineral Rights

          With effect on and from the Commencement Date, Baiyin shall pursuant to sub-section 4.4.2 either, procure the transfer, or transfer to the Joint Venture, the Mineral Rights, and the Joint Venture shall be entitled to the legally registered holder of the Mineral Rights.

     8.1.2 Schedule A

          The Mineral Rights referred to in section 8.1.1 are delineated within the map attached as Schedule A.

     8.1.3 Schedule B

          Detailed particulars, terms and conditions attaching to each of the Mineral Rights are set forth in Schedule B.

8.2  Guarantee of Exclusive Mineral Rights

     8.2.1Baiyin's  Obligation to Assist with Obtaining  Additional  Exploration
          Permit

          The Joint Venture may apply to the relevant Government authorities for additional Mineral Rights in addition to those referred to in sub-section 8.1.2 so as to explore for further mineralization, and Baiyin shall be obliged to bring all reasonable effort to bear so as to assist the Joint Venture in. making such applications and under certain circumstances to facilitate the grant of such additional Mineral Rights.

     8.2.2Baiyin's  Obligation  to Obtain  Land  Access  and to Deal with  Local
          Landholders

          Baiyin shall be responsible on behalf of the Joint Venture for making all applications for the additional Exploration Permits referred to in sub-section 8.2.1 and shall guarantee all necessary land access agreements to all Property and Joint Assets. Further, Baiyin shall be responsible for liasing with the government department in charge of geology and mineral resources and all other relevant Government authorities and with local landholders to ensure that good relations are maintained between the Joint Venture and other persons during the conduct of Operations.

     8.2.3 Baiyin's Obligation to deal with Adverse Title Defects and Claims

          Baiyin shall be responsible to deal with any claims or interest of third parties in and to the Mineral Rights. If any such interest in the Mineral Rights arises or is claimed by any third party including, without limitation, the Government, Baiyin shall, on behalf of the Joint Venture, and at its sole expense, proceed to defend any such claim and expunge any such interest. For greater certainty, it is acknowledged and agreed by Baiyin that if, in order to satisfy its obligations under this section 8.2.3, any such third party successfully claims an interest in and to the Mineral Rights and requests or has right to receive compensation in whatever forms (cash or Beneficial Interest in the Joint Venture or other forms), then such a compensation shall be paid solely by Baiyin, not borne by the Joint Venture or Minco.

     8.2.4 Reimbursement of Baiyin's Reasonable Costs

          The Joint Venture shall reimburse all costs reasonable incurred by Baiyin in its provision of the services pursuant to sub-sections 8.2.1, 8.2.2 and 4.4.3.

8.3  Guarantee of Operation In Property

     The Joint Venture should start Operation in Properties within 90 days from obtaining Mineral Rights in accordance with section 8.1.1. Otherwise the Joint Venture shall be deemed to have automatically waived the Mineral Rights upon written notice from Baiyin of the lack of Operations.
     Thereafter Baiyin shall be entitled to sign exploration or development agreement or contract with any third party respecting the Property.

     One of the purposes of the Joint Venture in Property is to look for new mining deposits outside the Xiaotieshan area, particularly for copper deposit, to ensure raw material supply for Baiyin. The Xiaotieshan Area is defined as the area below level 8 (1424m elevation) between exploration lines 4.5 and 14.5, and the area from exploration line 14.5 to exploration line 21. The South and North surface boundary of the Xiaotieshan Area is outlined in Schedule A. Minco thereby warranties that Joint Venture will conduct effective contribution in the Property by contributing not less than USSI million toward exploration works outside the Xiaotieshan Area within three years after the Joint Venture obtains its Mineral Rights.

8.4  Property Extensions

     Neither party, either alone or in association with others, shall proceed for its own account, but only for the account of the Joint Venture to obtain Mineral Rights to any natural extension of an orebody on the Property and Joint Assets of the Joint Venture onto new ground beyond the boundary of a Property and Joint Assets. Any interest obtained in contravention of this section 8.4 by either Party shall be held for the account of the Joint Venture.

8.5  Exclusive Right in Property

     Under the conditions that the Joint Venture comply with section 8.3, Baiyin shall exclusively co-operate with Minco to conduct mineral exploration and development on the Property.

8.6  Special Rights

     Baiyin has undertaken the task to conduct a co-operative study on a specified topic assigned by the State Scientific Committee, i.e., 95 Scientific Research 96-914 Project (Research on Determination of and Forecast on an Orebody in Deep and Outside Area of the Baiyin Copper Mine of Gansu) and to conduct field work in the Property. This project has a special right to continue its activities. However, the Joint Venture shall not be obligated to contribute any funding for this study. If requested by Minco, Baiyin shall give the Joint Venture the right of first refusal to obtain with compensation the research results under the same conditions. The exercise of the said special right should not affect the Exploration Permit obtained by the Joint Venture in the Property nor the distribution of both Parties' beneficial interest of the Joint Venture.

9.   PROGRAMS AND BUDGETS

9.1  Setting of Programs and Budgets

     9.1.1 Periodic Setting of Programs and Budgets

          As soon as reasonably practicable before the scheduled end of current Program and Budget, or by such other date which the Board of Directors may determine, the General Manager shall prepare, for approval by the Board, a Program for Operations proposed for the next period, as appropriate together with a Budget showing in detail the estimated Project Expenditure and proposed scheduling of activities.

     9.1.2 Periods for Exploration based on Program Parameters

          Unless the Board of Directors specifies otherwise, the Programs and Budgets shall be prepared to cover the next logical step in the Property and Joint Assets. Each step and proposed Program prior to the completion of a Feasibility Study may or may not correspond to a calendar year.

     9.1.3 Periods for Mine Development and Mining

          During the mine construction and mining stages, the Program and Budget shall be the period of construction as contemplated in the Feasibility Study.

9.2  Supplementary or Revised Programs and Budgets

     The General Manager may from time to time prepare supplementary or revised Programs and Budgets which shall be submitted as aforesaid to the Board of Directors at least one (1) month prior to the meeting of the Board convened for their approval.

9.3  Approval by Board of Directors

     The Board of Directors shall consider and vote for approval (with or without modification) upon Programs and Budgets as close as practicable to but no later than thirty (30) days prior to the proposed commencement date of such Program.

9.4  Budgetary Approval

     The Board of Directors will not refuse approval for, or confirmation of, such portion of a Budget as is required to maintain Exploration Permit and/or to fulfil commitments under existing contracts.

9.5  International Standards for Record Keeping and Information Disclosure

     The financial affairs of the Joint Venture shall be subject to the supervision of the General Financial Supervisor and shall comply the Accounting Policies of Foreign Investment Enterprises of the People's Republic of China and Accounting Administration Rules of Foreign Investment Enterprise of the People's Republic of China. A copy of the books of account shall also be kept in accordance with international accounting standards for mining joint ventures. The financial affairs shall be managed to ensure that the Board of Directors has the accounting information, data and analyses necessary to comply with their respective disclosure requirements. The accounting procedure of the Joint Venture shall be established by the Board of Directors according to the Accounting Policies of Foreign Investment Enterprises of the People's Republic of China and Accounting Administration Rules of Foreign Investment Enterprise of the Republic of China.

9.6  Initial Filing of Accounting Management System

     The accounting procedure should be filed with the appropriate department of the Government.

9.7  Revision of Accounting Management System

     Accounting management system may be revised from time to time at the suggestion of the Board of Directors and any such revision should be sent to the appropriate department of the government for records.

10.  CONTRIBUTIONS TO PROJECT EXPENDITURE AND CHANGES IN BENEFICIAL INTERESTS

10.1 Liability for Project Expenditure

     10.1.1 According to Beneficial Interests

          Subject to the following provisions of this Article 10, each Party shall be liable to the Joint Venture to contribute to Project Expenditure to the extent of its Beneficial Interest.

     10.1.2 Project Overrun Contributions

          Where Project Expenditure is, pursuant to a Program and Budget, approved by the Board of Directors, subject to sub-section 10,2.1, the liability of the Party who is not nominating the Chairman shall not extend to Project Expenditures which exceed the approved Budget by more than twenty percent (20%) unless:

          (a)  the excess shall have been approved by the Board of Directors; or

          (b) such excess shall have occurred in circumstances not directly controllable by the Chairman; or

          (c)  the  expenditure   shall  have  been  incurred  in  circumstances
               referred to in subsection 6.5.3 (5).

10.2 Contribution by Each Party

     10.2.1 No Further Contribution by Baiyin

          Until Minco shall have fully  discharged its  obligations  pursuant to section 4.2, Baiyin shall make no further contribution to Project Expenditures beyond its initial contribution of the Property to the Joint Venture.

     10.2.2 Funding Expectations of the Parties

          After Minco has accomplished their Initial Investment, thereafter all ongoing Project Expenditures will be contributed by the Parties according to their respective Beneficial Interest.

     10.2.3 Contributions as Shareholder Loans

          Shareholders agree that all cash and assets, other than the Registered Capital, contributed by Minco and Baiyin to the Joint Venture shall be accrued as a non-interest bearing Shareholder loan-to the Joint Venture, with no fixed terms of repayment. The dividends or other distributions of profit shall be made to the Shareholders of the Joint Venture in accordance with section 15.6 of this Contract.

10.3 Election to Contribute

     10.3.1 Permitted Election Not to Contribute

          At any meeting of the Board of Directors convened to consider a Program and Budget for the next budgetary period towards which, pursuant to sub-section 10.2.2, after the completion of the Initial Investment, the Parties are invited to contribute, either Party, subject to Article 14, may elect not to provide funds for a Program and Budget for such next budgetary period. The Parties electing not to contribute to Project Expenditure (the "Non-contributing Parties") shall serve the other Parties (the "Contributing Parties") with a notice formally recording such decision within three (3) Business Days following the relevant meeting of the Board. If such a notice does not provided to the Joint Venture within the above time period, the Non-contributing Parties shall be treated automatically to contribute the approved Program and Budget.

     10.3.2 Required Notice Upon Election Not to Contribute

          A notice given by a  Non-contributing  Party  pursuant to  sub-section
          10.3.1 shall state that the Non-contributing Party does not wish to contribute to the Program and Budget submitted by the General Manager for the next budgetary period.

     10.3.3 Election of Contributing Party

          Within a reasonable time after receipt of the notice from a Non-contributing Party pursuant to sub-section 10.3.1 (not to exceed six (6) months), the Contributing Party may elect among the following options:

          (a) to contribute all of the Non-contributing Parties' share of Project Expenditures and proceed with the Program and Budget as approved;

          (b) to contribute only its share in accordance with its then current Beneficial Interest to the approved Program and Budget;

          (c) to contribute its share in accordance with its then current Beneficial Interest and to redesign and adopt an amended Program and Budget matching this contribution level;

          (d) to contribute its share in accordance with its then current Beneficial Interest and some but not all of the Non-contributing Parties' share of Project Expenditures and to redesign and adopt an amended Program and Budget matching this contribution level; or

          (e)  not to contribute.

10.4 Calculation of Beneficial Interest

     After receipt of appropriate Government agency approval and prior to the initiation of each Program and Budget and based on the contributions committed by each Party to that Program and Budget, the level of Beneficial Interests of each of the Parties shall be immediately adjusted and calculated in accordance with the following formulae:

        I =    R/S  x 100%

        "I" is the Beneficial Interest of the Party

        "R" is the actual amount of contribution made by a Party

        "S" is the actual total amount contribution made by all the Parties

     The actual contribution amount of Baiyin includes intangible asset of 10 million RMB and the actual contribution amount of Minco includes but not limited to the Project Expenditures made by Minco during the terms of this Contract and before the establishment of the Joint Venture.

     In addition to the exploration conducted by the Joint Venture in the area of the Xiaotieshan Section, Baiyin contributes in the form of intangible asset such as Mineral Rights, holding 20% of Beneficial Interest. Minco contributes in the form of capital and advanced equipment, etc., holding 80% of Beneficial Interest. Both Parties shall cooperate in risk exploration in Property outside the Xiaotieshan Area. If one new mineral deposit is found outside the Xiaotieshan Area, Baiyin shall continue to contribute in the form of intangible asset such as Mineral Rights, etc., sharing 20% of Beneficial Interest and Minco shall continue to contribute in the form of capital and advanced equipment, etc., maintaining 80% of Beneficial Interest. Thereafter, all the Project Expenditures required for further exploration of new mineral deposits or co-operative development (mining) by the Joint Venture shall be funded 20% by Baiyin and 80% by Minco. A Party's Beneficial Interest shall be subject to dilution in accordance with the formulae described in this section if the Party elects not to contribute. However, Minco's Beneficial Interest can not be diluted to less than 25%. Once a Party s Beneficial Interest is diluted to a lower level, its Beneficial Interest shall not be increased after the dilution has been incurred.

     After Minco completes the Initial Investment to the Joint Venture, if one Party decides and notifies the Joint Venture to make contribution to the Project Expenditures of a Program and Budget but later fails to make its full contribution, then the contribution of the other Parties who fulfil their contributions will be accounted for 150% of the actual contribution.

10.5 Chairman to Calculate Beneficial Interests

     If an election is made under sections 10.3 or 10.4, the Chairman shall, from time to time, and at least at the initiation of each Program and Budget or annually, whichever is more frequent, calculate, and the Board of Directors shall approve the Parties' respective Beneficial Interests and, when submitting each Program and Budget pursuant to section 9.1.1, the Chairman, upon the approval of the Board of Directors, shall advise the Parties of their respective Beneficial Interests as at the first day of each such Program and Budget calculated pursuant to section 10.4 and on the assumption that all contributions to Project Expenditure which any Party is obliged to make will be made as and when they fall due according to this Contract.

10.6 Payments following Completion of Minco's Initial Investment

     10.6.1 Call for Contributions

          Each Party shall pay to the Joint Venture at call (payable at such frequency as provided for in Accounting Management System or as the Board of Directors may from time to time amend) as the Board so requests, its Contribution. Such request shall be made on or before the last day of the end of the month and shall be accompanied by a statement showing expenditures now payable and expenditures to be incurred and payable in the immediately following month. Contributions may be called sixty (60) days in advance.

     10.6.2 Due Date for Contributions

          Contributions so requested shall be received by the Joint Venture on or before the 20th day following the date of the cash call (or such other date as the Board of Directors may amend from time to time). The amount of any such Contribution payable in advance shall be calculated by the Chairman having regard to the amount of previous Contributions and the anticipated level of Project Expenditure in the relevant following months.

10.7 Periodic Statements

     The General Manager shall render to each of the Parties a cost statement (summarising Project Expenditure paid and/or accrued by classifications) for such periods as may be determined by the Board of Directors from time to time and each Party's share of such Project Expenditure, each Party's Contribution during such period, and the amounts with which the Party was credited at the beginning and at the end of such period.

10.8 Challenge to Correctness

     Payment by a Party of any Contribution requested by the Board of Directors shall not prejudice such Party's right to challenge the correctness of any statement or request for Contribution PROVIDED HOWEVER that all statements rendered to a Party during any calendar year shall be presumed to be conclusively true and correct after two (2) years following the end of that said year unless challenged in writing by a Party within such period.

10.9 Interest Payable on Overdue Payments

     Interest shall run on all payments to be paid to the Joint Venture not paid on or before their due dates at a rate of interest equal to the prime rate of the People's Bank of China plus two percent (2%).

10.10 Procedures for Making Adjustments in Beneficial Interests

     The Parties shall sign and do all such transfers, deeds, documents, matters and things (including the obtaining of the approval of the governments) as may be necessary to transfer or vest sufficient of the Non-contributing Party's Beneficial Interest in the Joint Venture in the other Party so as to reflect the adjustments required by section 10.4, and for such purposes each of the Parties hereby irrevocably appoints the other Party and its officers who have signing authority jointly and severally to be its attorney in its name and on its behalf to sign and do all assurances, deeds, instruments, acts and things whatsoever which such Party ought to sign and do under the provisions of this section 10.11.

11.  MINE DEVELOPMENT AND PRODUCTION

     It is agreed and acknowledged by the Parties that if a commercially viable deposit is delineated on the Properties, the Joint Venture has the right to proceed expeditiously to develop a mine or mines on the Property or Properties.

11.1 Board of Directors to Rule on Development

     The Board of Directors is entitled to decide as to whether investment in any Mining Operations is to occur and, if so, as to the parameters, objectives, and detailed plans of such Mining Operations.

11.2 Obligation to Contribution

     11.2.1 Debt Financing

          In according to paragraph 10.2.2, in the event that the Board of Directors of the Joint Venture has determined, based upon the results of the relevant Feasibility Study, to develop the Property, it is intended that the development capital expenditures (not including the Registered Capital) of the Joint Venture shall be obtained primarily from and through loans from third parties or bank credits for the Joint Venture for which the assets of the Joint Venture may be pledged as security. No loan may be made by or for the account of the Joint Venture unless it is approved by the Board of Directors.

     11.2.2 Shareholders' Contribution

          If the Joint Venture is unable to borrow required funds as aforesaid then the Parties shall provide to the Joint Venture such funds, in proportion to each Party's respective Beneficial Interest in the Joint Venture as at the date of such decision in the form of Shareholder's loan from the Parties to the Joint Venture or in the other forms as the Board of Directors may otherwise determines. The Joint Venture shall be the obligor with respect to such financing. No shareholder of a Party shall be required to furnish any guarantee or other financing.

     11.2.3 Default Contribution

          If, in connection with any such financing, the Board of Directors determines that additional funding should be provided by the Shareholders to the Joint Venture and a Party is unable or fails to make their required contribution within the time specified by the Board of Directors, then the Parties agree that in addition to the options as outlined in Section 10.3.3, Minco may, but shall not be obliged to, provide, in addition to its own required contribution, all or a portion of the Shareholder loan (the "Default Amount") that such Party was required to provide on the condition that Minco is reimbursed in full by the Joint Venture prior to the payment of any dividends for all amounts loaned to the Joint Venture on behalf of such Party plus interests and for all other amounts, at a commercial rate approved by the Board of Directors, in this case, the Default Amount shall not be counted for Minco's actual contribution when the Beneficial Interest is calculated pursuant to Article 10.

11.3 Sole Risk Development

     If the Board of Directors does not approve of the implementation of Mining Operations, then either Party which is willing to undertake Mining Operations shall be permitted to do so and the Non-contributing Party shall be subject to dilution in accordance with the terms of Article 10.

11.4 Required Authorisations and Parameters for Mining Operation

     11.4.1 Parameters of Mining Operations

          The Joint Venture shall ensure that any proposed Program for the implementation of Mining Operations would, depending upon the size and style of the indicated Mineral resource and proposed scope of Mining Operations, address the following topics:

          (a) the obtaining of licenses necessary for the influx of all foreign capital required. As circumstances dictate, such licenses may address:

               (i) the basis upon which Minco as the sole foreign party is to invest capital; or

               (ii) it may give  approval  to the  formation  of a  Sino-Foreign consortium to undertake a large-scale development;

          (b) the approval of other reputable and financially sound parties recommended by the Board of Directors to invest in the Joint Venture at the appropriate time. In this latter regard, suitable consortium parties could be drawn from the mineral resource industry, smelting and/or minerals marketing spheres, or from within the financial sector;

          (c) subject to the provisions in section 11.5, obtaining of sales licences including export licenses as are permitted under Chinese law which the Joint Venture may require for Products derived by the Mining Operations;

          (d) the incorporation of a fully expounded policy relating to staff and manpower requirements, salaries, wages and employee benefits (the "Employment Policy"). a dispute resolution process specifically to govern employment disputes and those disputes concerning employment matters between the Joint Venture and Government authorities, and a mechanism to govern review of the Employment Policy in the event of fundamentally altered economic circumstances affecting the viability of the Joint Venture;

          (e) incorporation of the most favourable Government policies available for Sino- Foreign Co-operative Joint Ventures, including without limitation the right of the Joint Venture to carry forward losses incurred by it with respect to all Operations so as to reduce the taxable income of the Joint Venture.

          (f) as the Joint Venture's business requires the choice of banks and establishment of accounts both within and, in special circumstances, beyond China appropriate to that business after the approval by the foreign currency control authority of the People's Republic of China.

     11.4.2 Obtaining all the Authorisations Required

          The conduct of Mining Operations shall be subject to and conditional upon the Parties (and any third parties which may later be involved) obtaining necessary consents and approvals from all relevant government authorities. Baiyin shall have the obligation and try its best to assist the Joint Venture, its expenses shall be reimbursed as Project Expenditures, in obtaining such permits, licensees, and approvals as may be required to conduct Mining Operations: It shall be clarified that this obligation of Baiyin is to assist the Joint Venture in obtaining all necessary approvals, permits, consents, etc. in respect of all mineral, metals or other products which may be producible from the Exploration Permit or the Mining and such permits, approvals and consents will be for the processing, marketing and export of such products so that the Joint Venture will be able to receive reasonable returns from the effort of conducting the Mining Operations. All the costs incurred shall be considered to be Project Expenditures and shall be reimbursed.

     11.4.3 Guarantee of Working Conditions in Property

          Baiyin shall have the obligation to guarantee the following rights of Joint Venture in Property:

          (a)  the work of the earth's surface in Property;

          (b)  access to Property to conduct Operations and Mining Operations;

          (c) use of water and electricity and railway in Property at market price;

          (d)  use of roads and facilities of transportation in Property; and

          (e) construction of supplementary facilities in Property but same should not affect the working of other facilities of Baiyin.

               In summary, Baiyin shall have the obligation to guarantee the basic conditions of Operations and Mining Operations of the Joint Venture in Property so that the Joint Venture can work smoothly.

11.5 Marketing of Minerals from the Joint Venture

     11.5.1 Marketing Policy

          (a) The Parties agree that marketing policy of products shall be based in principle on the best interests of the Join Venture. It is agreed and acknowledged by the Parties that, especially in respect of marketing decisions, the best interests of the Joint Venture means the best interest of the Joint Venture as an entity as opposed to the interests of either of the Parties individually. The Board of Directors shall be empowered to determine how arid where to market the Products of the Joint Venture, within the limits of the regulations of the Chinese national government, from time to time.

          (b) The Parties agree that, subject to compliance with the marketing policies of the Joint Venture, Baiyin shall give the Joint Venture the priority right to use Baiyin's extra existing mining and smelting capacities at reasonable market prices. If the Board of Directors of the Joint Venture decides to entrust others to conduct ore dressing, marketing concentrates, or smelting and processing concentrates, Baiyin, under the same conditions, shall have preference in ore dressing, concentrates purchasing, and concentrates smelting and processing, subject to the following rules:

               1) If Baiyin is entrusted to conduct such ore dressing, the expenses of ore dressing requested by Baiyin to be paid by the Joint Venture shall be the fair and reasonable and competitive expenses decided by the unit ore dressing costs actually incurred by the Ore Dressing Plant of Baiyin.

               2) If Baiyin obtain such right to purchase concentrates, the purchase price of such concentrates shall be fair and reasonable, internationally competitive, and be calculated in accordance with the calculating method which is international common practice; and

               3) If Baiyin obtains such entrust to smelting and processing concentrates, it shall work out a fair and reasonable and market competitive price in accordance with domestic and world market conditions.

     11.5.2 Exporting Rights

          The Parties recognise that it is of fundamental importance to the viability of any Mining Operations that the Joint Venture shall have the right to sell all Products derived from the Properties to any market, international or Chinese. With this objective in mind, Baiyin shall continue to lobby relevant Government authorities so that the Joint Venture may be granted such export rights.

12.  LABOUR, TRAINING AND TECHNOLOGY TRANSFERS

12.1 Labour Policy of the Joint Venture

     12.1.1 Flexible Labour Requirements

          The Labour requirements of the Joint Venture will fluctuate considerably depending upon the requirements of particular Programs and Budgets proposed for the Operations. Each Program and Budget prepared by the General Manager and subsequently approved by the Board of Directors shall pay specific attention to the Labour requirements and training component of each Program.

     12.1.2 Priority to Efficiency of the Operations

          The Joint Venture, shall give priority to the efficiency of the Operations when devising and implementing its Labour policies but full weight will also be given to the requirements of the Regulations of the PRC on Labour Management in Joint Ventures using Chinese and Foreign Investment (for the purposes of this Article 12, the "Labour Regulations").

12.2 Selection of Employees and Contractors

          The Chairman shall select the Joint Venture's employees and contractors determine the number thereof and the tern-is and conditions of their engagement depending upon the requirements of Programs and Budgets scheduled for any year. The Joint Venture is determined by the Parties to be operated as an efficient and flexible unit without a large number of employees. It is preferred to engage workers as contractors or consultants rather than as employees. In selecting employees and contractors the Chairman shall, consistent with the Labour Regulations, and principally for the efficient management of the Joint Venture and its Operations, and subject to a fair bidding procedure open to such numbers of participants as is in the best interest of the Joint Venture in the sole opinion of the Chairman, give Baiyin preferred consideration, provided that services are of similar quality and at competitive prices, for hire as employees or contractors and shall endeavour to employ qualified and experienced Chinese employees of Baiyin. However the Joint Venture shall be free to introduce expatriate personnel into China as is deemed to be necessary for the efficient performance of the Operations. For greater certainty, the primary principle shall be the acquisition of the best services and labour to conduct the Operation of the Joint Venture for the most reasonable cost and that a fair bidding process be used to find those services and labour. The Joint Venture shall sign labour agreements with individual employees or a group of employees and such labour agreements shall be filed to the Government labour administration agency.

12.3 Contributions to Statutory Labour Funds

     The Joint Venture shall comply with all requirements of the Labour Regulations concerning contributions to the awards, welfare and social insurance funds of its employees while they are irrthe employment of the Joint Venture.

12.4 Union

     The employees of the Joint Venture has right to form a labour union as empowered by law and carry out union activities to protect the lawful rights as employees of the Joint Venture. The Joint Venture shall provide the union with fund and other necessary support.

12.5 Training of Joint Venture Personnel and Transfer of Technology

     12.5.1 Guidelines for Training Program

          The Board of Directors shall provide guidelines if necessary to the Chairman to develop and establish a comprehensive program for training Joint Venture employees and contractors engaged to undertake their various functions within the operative Joint Venture.

     12.5.2 Introduction of Appropriate Advanced Technology

          (a) Each of the Parties shall wherever possible introduce to the Joint Venture appropriate advanced equipment, technology and managerial experience necessary for efficient and productive conduct of the Operations. The Chairman shall ensure that Joint Venture employees and contractors engaged by the Joint Venture receive training to ensure their comprehension and efficient deployment of such technology and management practice in the context of Operations to be undertaken.

          (b) The technology transfer envisaged by paragraph 12.5.2 (a) above shall not require either Party capable of transferring technology to disclose or introduce restricted proprietary know-how, patents or other commercially confidential information to the Joint Venture. However, wherever possible a Party which intends to transfer technology shall endeavour to have the Joint Venture licensed to use technology appropriate to the Operations, subject always to the prior approval of the proprietor of such technology costs and expenses incurred by the Joint Venture in the course of its personnel training program under sub-sections 12.5.1 and
               12.5.2 shall be charged to Project Expenditure in a way to ensure full tax deductibility in respect of income derived subsequent from Mining Operations.

13.  ASSIGNMENT AND SUCCESSION

13.1 Assignment

     Subject to sections 13.2 and 13.3, either Party may sell, transfer, mortgage, lease or in any manner dispose of in any other way the whole or any part of its Beneficial Interest. The above sale, transfer, mortgage, lease or in any manner dispose of Beneficial Interest of a Party, shall be subject to the consent of the other Party and the approval of the original approving Government agency. However, should one Party sell, transfer, mortgage, lease or in any manner dispose of in any other way the whole or any part of its Beneficial Interest to its associated companies (e.g. Teck Corporation and Cominco Ltd., the current strategic joint venture partner ofMinco) or subsidiaries, the restriction of this section shall not apply.

13.2 Assumption Agreement

     Any new entity who receives an interest in a Party's Beneficial Interest as contemplated in section 13.1 shall only be entitled to the benefits of such interest following the execution and delivery of an assumption agreement relating to that interest and the terms and conditions of this Contract attaching thereto in form and substance satisfactory to the other Party to this Contract and shall be subject to the approval of the original Government approval agency.

13.3 Restrictions

     Notwithstanding any of the preceding provisions of this Article 13, each of the Parties covenants and undertakes that except as unanimously resolved by the Board of Directors it shall not sell, mortgage, lease or in any manner dispose of in any other way any of its rights under this Contract or the whole or any part of its Beneficial Interest in a manner which would result in either Party being prevented in practice from continuing, or prejudicing their (or its) ability to continue the Operations.

13.4 Right of First Refusal to Buy

     If a Party sells or transfers part or all of its Beneficial Interest to a third party other than to its associated companies or subsidiaries, the other Shareholders shall have right of first refusal to purchase the said Beneficial Interest to be transferred or sold.

14.  ELECTION TO CAP CONTRIBUTIONS

14.1 Election Notice by Minco

     While it is the intention of Minco to proceed to spend the Initial Investment and develop the Property as quickly as is reasonable on a technical basis to develop the Property assuming positive results of each Program and Budget completed. If the Board of Directors of the Joint Venture concludes that there is no further exploration and development potential on the Property, Minco by notice in writing to Baiyin may, at any time, give an election-to-cap-further- contribution notice to Baiyin which shall take effect at the end of any Program and Budget which has been approved by the Board of Directors.

14.2 Effective Date of Cap

     Upon  the  effective  date of a notice  to cap  contributions  pursuant  to section 14.1 the Beneficial Interest of Minco shall be frozen at the level calculated at the completion of that last Program and Budget to which Minco has just completed its contribution (subject to dilution contemplated in Section 14.7) and Minco shall cease to have any right to contribute to any Program and Budget beyond that frozen level of Beneficial Interest under this Contract.

14.3 Election of Baiyin

     14.3.1 If Minco has not contributed or contributed less than US SI million to the Property outside the Xiaotieshan Area within three years but has only proved reserves in the said area the Parties' co-operation in development only limits to the mineral deposit in the Xiaotieshan Area. Baiyin's contribution to the Joint Venture shall increase by the amount of the difference between US$1 million and Project Expenditures that Minco spends outside the Xiaotieshan Area. After three years, if Minco decides not to spend on the Property outside the Xiaotieshan
          Area, the Board of Directors of the Joint Venture shall seek for investment from the third parties. The Beneficial Interests on the Property outside the Xiaotieshan Area shall be 20% to Minco and 80% to Baiyin respectively. However, Minco shall have right to continue to spend on the Property outside the Xiaotieshan Area.

     14.3.2 In the event of section 14.1, Baiyin shall be entitled to choose suspension of the Joint Venture within the time period of effective date of cap by giving written notice to Minco. The Joint Venture shall be cancelled after approval by the original approving Government authority. Minco however shall continue to be entitled the exploration results already obtained by the Joint Venture in accordance with its Beneficial Interest percentage.

14.4 Withdrawal from Property

     At any time after the effective date of a Minco election-to-cap-expenditure notice, Minco shall have the option to completely withdraw from any Mineral Rights and terminate its right, title and interest in any Mineral Right held by the Joint Venture by giving 15 days written notice of its intention to do so to Baiyin, and the Joint Venture may assign its entire right, title and interest in said Mineral Right to Baiyin without compensation therefor. The Joint Venture will bear the transfer fees, taxes or similar levies. After any such termination and assignment, the assigning party shall have no further obligation with respect to the Mineral Right in question. Any such Mineral Right may be explored, developed, mined or sold for the sole account of the party to which it has been assigned.

14.5 Implementation of Cap Contributions

     If Minco has sent the election notice pursuant to section 14.1, it shall, on the date upon which its election to cap becomes effective:

     (a)  having the voting rights attaching to its actual Beneficial Interest;

     (b) have liability, in accordance with its Beneficial Interest from time to time, to contribute to approved Programs and Budgets or suffer dilution in accordance with the provisions of Article 10;

     (c)  continue to be bound by Article 18;

     (d) be and remain liable for payment of any amount due and owing by it at the date of its election notice and for its proportion of Project Expenditure, but only pursuant to an approved Program and Budget in respect of which it was Contributing Party as at the effective date of the election notice, where such amount due and owing had not been invoiced by the General Manager at the date of such election notice.

14.6 Willing Third Party Investor

     If the Parties hereto are interested in selling the whole project and a willing third party is found then dilution to the Beneficial Interests of Minco and Baiyin shall occur in accordance with their respective Beneficial Interests held at the time, as the third party earns in.

14.7 Baiyin Right to Spend Further

     If Baiyin or a third party wishes to spend further after receipt of an election to cap notice pursuant to section 14.1 has been sent by Minco, Baiyin has right to spend further and Minco will suffer dilution in accordance with the terms and provisions of Article 10.

15   ACCOUNTING, REPORTING, AUDITING AND BANK ACCOUNTS

15.1 Foreign Exchange Reporting

     15.1.1 Treatment of Foreign Currency Exchange Rates

          If any expenditures or receipts are made in a currency other than Canadian Dollars, with the exception of expenditures in RMB, such expenditures and receipts shall be converted to Canadian Dollars at the mean of the average daily buying and selling rate for Canadian Dollars established by the Bank of China at the time of such expenditure or receipt. Conversions of RMB of the PRC into American Dollars shall be made at rates of exchange quoted to the Chairman by the Bank of China at the time of conversion or as otherwise prescribed by relevant Chinese laws and regulations.

     15.1.2 Treatment of Foreign Currency Exchange Gains or Losses

          At the end of each accounting period, any gains or losses in the Joint Venture's financial books of account attributable to variations in foreign exchange, shall to the extent permissible under relevant Chinese laws and regulations be accounted for in accordance with internationally recognized accounting principles generally accepted in the mining industry.

15.2 Financial Aspects of Operations and Annual Reports

     15.2.1 Submission of Financial Summary of Prior Budgetary Period

          At each meeting of the Board of Directors at which the General Manager is to submit, in accordance with Article 9, a proposed Program and Budget, the General Manager shall also submit a summary of financial aspects of the Operations for the prior budgetary period.

     15.2.2 Submission of Annual Report using the Standards of Accounting Policies of Foreign Investment Enterprise

          The General Manager shall prepare and deliver -to the Board of Directors for consideration and approval within sixty (60) days following the end of each fiscal year an annual report containing financial statements including a balance sheet and profit and loss statement which shall consolidate the information contained in the quarterly statements of Project Expenditure furnished in respect of such year by the General Manager to the Board pursuant to sub-section
          15.2.1 and any variations made thereto. Such annual report shall be accompanied by a verification report prepared by a Chinese certified accountant chosen by the Board of Directors. The financial statements included in the annual report shall be prepared in accordance with the Chinese and international accounting principles generally accepted in the mining industry. Upon consideration and approval of such financial statements by the Board, the General Manager shall thereafter deliver within ninety (90) days of the end of each fiscal year copies of the approved annual report to all appropriate Government authorities.

15.3 Audits

     An audit of the Joint Venture's financial books, reports and records shall be conducted annually by an internationally recognized firm of auditors registered to undertake business in China.

15.4 Bank Accounts

     15.4.1 The Joint Venture shall hold all Contributions in a separate interest bearing bank account to be used solely for the payment of Project Expenditure.

     15.4.2 Under the direction of the Board and the supervision of the General Financial Supervisor, the General Manager may open, maintain and operate such other bank accounts as are necessary or convenient in connection with the performance of the responsibilities of the General Manager under this Contract.

     15.4.3 Any foreign currency account of the Joint Venture shall be subject to the relevant regulations of the Government.

     15.4.4 If required to conduct the business of the Joint Venture, the Joint Venture may open accounts by providing its Business Licence to the banks authorized by the appropriate foreign exchange administrations in China. In special circumstances, the Joint Venture may select banks and open accounts outside of China.

15.5 Accounting

     15.5.1 Statements and Billings

          The Joint Venture as agent for the Parties shall bill each of the Parties on or before the last day of each calendar month for its proportionate share of Project Expenditures and expenses for the preceding calendar month. Such bills will be accompanied by statements reflecting all charges and credits to the Joint Account, summarized by appropriate classifications indicative of the nature thereof. Expenditures for tangible assets and unusual charges will be detailed, including copies of invoices where appropriate.

     15.5.2 Adjustments

          Payment of any such bills shall not prejudice the rights of the Parties to protest or question the correctness thereof: provided, however, all bills and statements rendered to the Parties by the Joint Venture during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of such calendar year, unless within the said twenty-four (24) month period the Parties take written exception thereto and makes a claim on the Joint Venture for adjustment. No adjustment favourable to the Joint Venture shall be made unless it is made within the same prescribed period. The provisions of this Article shall not prevent adjustments resulting from a physical inventory of the material purchased for Joint Operations.

15.6 Distributions

     15.6.1 Recovery  of Project  Expenditures  Contributed  in the  Exploration
          Period

          After the repayment to the Parties of their respective debts and loans to the Joint Venture, each party shall be entitled to pro rata recovery in full from the net profits of their contributions to Project Expenditures contributed during the Exploration Period prior to any other distributions to the Parties in accordance with their Beneficial Interest. Baiyin's contribution includes the contribution in the form of intangible assets such as Mineral Rights, etc. and value increase as provided in section 14.3.1.

     15.6.2 Distributions of Net Profits in Accordance with Beneficial Interests

          Subject to Section 15.6.1, the net profit of the Joint Venture, after the recovery of each Party's contribution (except for the Registered Capital) to Project Expenditures and repayment of all loans and obligations owed to the Parties by the Joint Venture, will be distributed to the Parties in accordance with their respective Beneficial Interests.

16.  INSURANCE

16.1 General Manager to Devise Insurance Program

     The General Manager shall devise an insurance Program for the Operations and submit it to the Board of Directors for review and approval prior to the commencement of any Operations and, in any event, no later than one hundred and twenty (120) days after the Commencement Date. The General Manager shall obtain insurance required in accordance with such Program as approved by the Board before commencement of the Operations; it being expected that a reputable insurer will be contracted with to insure Minco and Baiyin and the Joint Venture, their respective authorized agents, representatives and contractors against claims that arise from the conduct of the Programs on the Exploration Permit and the Minerals Rights during Operations.

16.2 Insurance Coverage

     The insurance Programs shall include, but not be limited to, the following insurance covering:

     (a)  damage incurred in relation to all aspects of Operations;

     (b) damage to data packages, computer software or hardware utilized by the Joint Venture for the Operations;

     (c)  liability to third parties arising by reason of the Operations;

     (d) liability for injury or death to third parties or damage to property of third parties pertaining to the use of any motor vehicle in the service of, or the property of, the Joint Venture;

     (e) expenses incurred during the transportation and storage in transit of goods shipped to or from the Joint Venture; and

     (f) such other insurance as is usual and customary in the mining industry to cover the risks of Operations and as may be specifically mandated by the Board of Directors from time to time.

16.3 Party's Personal Accident Insurance

     In the course of the Operations, each Party shall cover separately personal accidental death and injury insurance with respect to personnel assigned or seconded by them to the Joint Venture respectively. The premiums in respect thereof shall be dealt with in the following way: the premiums for accidental death and injury insurance with respect to personnel whose costs are charged to Project Expenditure pursuant to the provisions of the Contract shall be charged to the Joint Venture, and those with respect to other personnel shall be borne respectively by the Parties by which they are assigned.

16.4 Premiums as Project Expenditure

     Any premium required for the insurance of the agreed insurance Program shall be charged to Project Expenditure, and any recovery made from insurers unless the beneficiary of insurance is a third party (i.e. an employee or consultant) shall be credited to the Joint Venture's benefit.

17.  CONFIDENTIALITY

17.1 Definition of Confidential Information

     Unless otherwise agreed by each of the Parties, this Contract, the Articles of Association of the Joint Venture Company, any offer documents or drafts of this Contract, all agreements, all documents and all information that is not in the public domain (other than that which has been improperly disclosed) relating to the Mining Rights, the Properties. the Operations, and any data or analysis of or relating to the Joint Venture shall be confidential to the Joint Venture and to the Parties.

17.2 Prohibition on Disclosure of Confidential Information

     17.2.1 General Prohibition and Specified Exceptions

          No information that is confidential under the terms of section 17.1 shall be disclosed by a Party without the prior approval of the other Party otherwise than:

          (a)  to the other Party or the Chairman;

          (b) to officers and employees of either of the Parties or to their affiliates, but only to those employees and officers with a "need to know" and only after each such person has executed a confidentiality acknowledgement reciting the specific terms of this Article 17;

          (c) (subject to section 17.3) if and to the extent required pursuant to any necessarily applicable legislation or pursuant to the rules or regulations of a recognized stock exchange applicable to a Party or to an affiliate thereof;

          (d) to a financial institution and its technical and professional advisers in connection with any loan or other financial accommodation sought to be arranged by the disclosing Party for purposes directly related to the provision of financing for the Joint Venture or the Parties and to bona fide potential assignees of all or part of the Beneficial Interest of that Party (but such disclosure shall only be made for the purposes of and shall be limited to the information necessary for satisfying such institution or potential assignee as to the value of the Beneficial Interest and the value and commercial viability of the Operations or contemplated Mining Operations);

          (e) independent consultants, contractors and technical and professional advisers of the Parties or the Chairman whose duties in relation to the Joint Venture reasonably require such disclosure;

          (f) to relevant government departments having direct responsibility for and oversight of the business and objectives of the Joint Venture and, additionally, to other government departments having statutory authority to gather information from mineral explorers and miners PROVIDED HOWEVER that any disclosure pursuant to sub-sections 17.2(d) and 17.2(e) shall only be made subject to the institution and/or person to whom disclosure is made covenanting and agreeing with the disclosing Party in a form enforceable by any other Party to the Joint Venture that such information shall not be disclosed to any other person for any purpose whatsoever or used for its or his own benefit and provided further that a Party shall ensure that any such information disclosed to an affiliate of it shall not be disclosed by that affiliate except as would be permitted by this section 17.2; and

          (g) to securities commissions and stock exchanges and any other government departments or agencies to whom the Parties owe disclosure obligations in respect of the happening of a material event or fact, where material is in relation to the Party doing the disclosing.

     17.2.2 Application of Chinese Law when removing Confidential Information from China

          All relevant statutory procedures of the Chinese Government shall be complied with when any Party wishes to remove confidential information from China.

17.3 Public Announcements

     The Parties shall use their reasonable endeavours to agree in advance to the text of all public announcements to be made in relation to the Joint Venture, including those described in sub-section 17.2.1(d); however, given the legal disclosure obligations of the Parties, notwithstanding anything to the contrary contained in this Contract, a Party shall be entitled to release a public announcement. Neither Party shall attribute any such public announcement to the other Party or to the Joint Venture without the prior consent of that other Party.

18.  PROTECTION OF THE ENVIRONMENT

     The Joint Venture is concerned and will be cognizant of the environment within the Property and Joint Assets described in the Exploration Permit when conducting Operations. The Joint Venture will have an environmental policy determined by the Board of Directors which will be specifically developed to address the needs of the Joint Venture. In particular, the Joint Venture shall observe standards which are no less stringent than those set out in laws of the Chinese Government pertaining to environmental management and control.

19.  FORCE MAJEURE

19.1 Consequence of Force Majeure

     Any failure on the part of either Party, or of the Joint Venture, to fulfil any obligation proposed under this Contract including any Program and Budget shall be excused if and to the extent that such failure arises from Force Majeure and, if through Force Majeure the fulfillment by such Party or the Joint Venture of any of the obligations under this Contract be delayed, the period of such delay, together with such period as may be necessary for the restoration of any damage done during such delays and for the resumption of Operations, shall be added to the time given in this Contract for the performance of such obligation and for the performance of any obligation dependent thereon and to the term of this Contract.

19.2 Definition of Force Majeure

     "Force Majeure," within the meaning of Clause 19.1 shall mean any order, regulation or direction of any government or state whether promulgated in the form of law or otherwise, or any act of the public enemy, perils of navigation, fires, floods, storms, typhoons, earthquakes, epidemics, accidents, hostilities, war (declared or undeclared), blockades and unpredicted embargoes or other enemy action, strikes and other labour disturbances, insurrections, riots, or any other cause not due to the fault or negligence of the Party claiming Force Majeure, whether or not similar to the foregoing provided that any such cause is beyond the control of such Party.

19.3 Notice Requirements

     The Party claiming Force Majeure shall give notice thereof to the other Party without delay, staling the cause and the date of its commencement and adducing evidence in support, and both Parties shall thereafter take all reasonable steps within their power to remove or mitigate the effects of such cause. If the cause is not removed within one (1) year and the Operations within that period have been severely curtailed the Parties shall enter into negotiations to discuss in good faith the continuance of this Contract. Upon an event of Force Majeure ceasing, the Party claiming Force Majeure shall notify the other Party without delay.

20.  APPLICABLE LAWS

20.1 Chinese Law

     The Law applicable to this Contract is the law and regulations of the People's Republic of China. All the lawful operations of the Joint Venture and the Beneficial Interests shall be protected by the law and regulations of the People's Republic of China.

20.2 Treaties to Prevail

     Where international treaties or conventions to which China is a signatory are in conflict with a pertinent Chinese law and regulations, such treaties or conventions shall prevail with the exception of any reserved provisions made by the Chinese Government at the time of signing such treaties or conventions.

20.3 Common Practice in Operations

     Where there is no provision of relevance to the Joint Venture existing either in Chinese law and regulations nor in any relevant international conventions or treaties in existence to which China has acceded then the common practices of the mining industry internationally shall apply to this Contract.

20.4 Changes in Law

     Any changes in law and regulations shall be dealt with in accordance with the provisions of Article 23.

21.  SETTLEMENT OF DISPUTES

21.1 Consultation

     The Parties shall meet periodically to discuss the conduct of the Operations covered by this Contract and shall make every effort to settle, amicably and in good faith, disputes of any kind whatsoever arising out of or related to the performance of this Contract.

21.2 Expert Conciliation

     21.2.1 Notice of Intent to Submit to Expert Conciliation

          If the Parties are unable to resolve amicably through consultation any dispute within sixty (60) days of one Party receiving the other
          Party's notice of dispute, then on or before the thirtieth day following the expiration of such sixty (60) day period (or such other time as the Parties may mutually agree) either Party may give the other Party notice of its intent to submit the matter in dispute to an independent expert (the "Expert") for conciliation pursuant to this Clause 21.2.

     21.2.2 Appointment of Expert

          The Parties shall mutually agree upon the appointment of the Expert, who shall be a person suited by reason of his qualifications, experience and expertise for the determination of the matter in dispute. The Expert's fees shall be shared equally by the Parties. If the Parties fail to agree upon the appointment of the Expert within thirty (30) days of the notice to submit the dispute to the Expert, then the dispute shall be referred to settlement by arbitration in accordance with Clause 21.3.

     21.2.3 Convening a Hearing

          No later than thirty (30) days after the Expert is appointed, the Expert shall convene a hearing at which the Parties shall have the full opportunity to explain their respective positions and present supporting documentation. The hearing shall not last more than seven
          (7) days. The Parties may also mutually agree to not convene a hearing and may make a request to the Expert in writing that the Expert makes a decision on the basis of written submissions by the Parties.

     21.2.4 Rendering of Written Decision

          No later than thirty (30) days following the conclusion of the hearing, or the date on which the Parties together request that no hearing for the matter should be convened, the Expert shall render a decision in writing concerning the matter in dispute.

     21.2.5 When Decision Becomes Final and Binding

          If the Expert has provided his decision concerning the matter in dispute and no Party provides notice of its intent to submit the matter to arbitration in accordance with Clause 21.3 then on the thirtieth day after the Expert issues his decision in accordance with subclause 21.2.4. The decision of the Expert shall become final and binding on the Parties.

21.3 Arbitration

     21.3.1 Use of Arbitration

          Any  dispute in respect of which:

          (a) amicable settlement amicable settlement has not been reached within one hundred and twenty days of written notice of the dispute;

          (b) neither Party requests resolution of the dispute by the Expert within the thirty (30) day period set forth in sub-clause 21.2.1, or a decision by the Expert pursuant to Clause 21.2. has not become final and binding pursuant to sub-clause 21.2.5, or

          (c) pursuant to sub-clause 21.2.2 the Parties fail to agree upon the appointment of an Expert shall be finally settled by arbitration in Singapore under the Statutes of Singapore.

     21.3.2 Language of Proceedings

          The language of the arbitral proceedings shall be Chinese and English. All materials utilized in the hearing, statements of claims or defence, and awards and the reasons supporting them shall be in Chinese and English.

     21.3.3 Relevant Matters to Consider

          In rendering its decision, the arbitrator shall comply with and pay full regard to the terms of this Contract including principles contained in Article 20, and this Clause 21.3 and shall consider the intention of the Parties at the time of entering into this Contract insofar as it may be ascertained from the Contract.

     21.3.4 Powers of Arbitrator Regarding Expert Conciliation

          The arbitrator shall have the full power to review and revise any decision, recommendation or opinion of the Expert related to the dispute. No Party shall be limited in the arbitral proceedings to evidence or arguments submitted to the Expert pursuant to Clause 21.2, and nothing shall prevent the Expert from being called as a witness to give evidence before the arbitrators.

     21.3.5 Decision is Final, Binding and Non-appealable

          The award of the arbitral tribunal shall be final, binding and non-appealable upon the Parties, and any Party may seek to enforce or execute the award in any court of competent jurisdiction.

     21.3.6 Power to Award Costs

          The arbitrator shall have the authority to award costs to the winning party and otherwise to settle matters relating to proceedings before the arbitrator.

21.4 Failure to Comply with Binding Expert's Award

     Notwithstanding any preconditions to arbitration set forth in Clause 21.3, if a Party fails to comply with an Expert's decision that has become final and binding pursuant to subclause 21.2.5, the other Party shall have the right to immediately refer the matter to final arbitration in accordance with Clause 21.3.

21.5 Validity During Arbitration

     During arbitration, this Contract shall continue to be performed by the Parties except for matters in dispute.

22.  CHINESE LEGISLATION

22.1 References in this Contract

     Any references in this Contract to any law, by-law, rule, regulation, order or act of any Government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

22.2 Changes to Legislation

     If, after the signing of this Contract, there is any change in existing laws, regulations, rules or policies (a "Change") or any new laws, regulations, rules or policies are introduced (a "New Provision") in the PRC which is applicable to the Joint Venture, or to the activities of any Party in relation to matters dealt with herein, and the effect of the Change or New Provision is either to provide for preferential treatment to or, conversely, to have an adverse effect on-the Joint Venture or any of the Parties then:

     (a) if the Change or the New Provision is more favourable to the Joint Venture or one of the parties than the relevant laws, acts, rules or regulations in effect on the date this Contract was signed (and the other Parties are not materially and adversely affected thereby), the Joint Venture and the Party concerned shall promptly apply to receive the benefits of such Change or New Provision. All of the Parties shall use their best efforts to cause such application to be approved by the relevant Government authorities; and

     (b) if, because of the Change or New Provision, the economic benefits to any Party or the Joint Venture existing or to arise under this Contract are materially and adversely affected, directly or indirectly, then, in accordance with the provisions of Article 40 of the Law of the People's Republic of China on Foreign Economic Contracts, this Contract shall continue to be implemented in accordance with its original terms. If, for any reason the provision in the preceding sentence cannot be implemented, upon notice by the affected Party to the other Parties, the Parties shall consult promptly and make all such amendments to this Contract and any other related documentation as are required to maintain or preserve the economic benefits of the affected Party or the Joint Venture hereunder, provided, however, that the Parties other than the affected Party are not materially and adversely affected thereby.

23.  MISCELLANEOUS

23.1 Amendment of Contract

     23.1.1 The mutual written consent of the Parties shall be required to annul, amend, modify or supplement the provisions of this Contract; and all amendments, modifications or supplements to the Contract (hereinafter collectively called the "Amendments"), if any, shall be expressed in writing and signed by the Parties or their authorized representatives.

     23.1.2 All proposed Amendments shall be subject to approval by the original Government examination and approval authority or such other Government department at that time responsible for administering foreign investment.

     23.1.3 No Amendments shall be contrary to the terms of Chinese Law and Regulations.

23.2 Inurement

     Subject to the provisions of Article 14, this Contract shall be binding upon, and inure to the benefit of, the Parties and their successors and respective assignees.

23.3 Notices

     23.3.1 Address for Delivery or Service

          Any and all notices and other types of communication ("Notices") required by or given pursuant to this Contract by either Party to the other shall be written in Chinese and English, and shall be validly served when delivered personally, or sent by recognized courier service, telex or facsimile communication ("facsimile") to the following address:

          Address of Baiyin:

          78   Youhao Road, Baiyin District, Baiyin City, Gansu Province PRC

          Attention: Manager Office

          Telephone: (0943)881-1984

          Facsimile: (0934)881-1778

          Address of Minco:

          1200 -  543  Granville  Street,  Bower  Building,  Vancouver,  British
               Columbia Canada

          Attention: President

          Telephone: (604) 688-8002

          Facsimile: (604) 688-8030

     23.3.2 Effective Date of Service

          The effective date of service of a Notice shall be the date upon which it is received at the address of the Party to which it is addressed as evidenced, in the case of hand/courier delivery, by a signed receipt, and in the case of telex or facsimile, by telex or facsimile acknowledgement.

     23.3.3 Change of Address

          Any Party hereto may change or add parties to whom Notices to it shall be addressed by giving ten (10) days' written-notice thereof to the other Party. Change of address of any Party may be made by giving ten
          (10) days' written notice to the other Party.

23.4 Language of Text

     This Contract is written in duplicate in both Chinese and English, with both texts being equally authentic.

23.5 Preferential Treatment

     The Parties agree that at all times everything will be done to ensure most favoured treatment from the Government to the Joint Venture and to the Parties.

23.6 Additional Documents

     The Parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Contract and every part thereof.

23.7 Time of the Essence

     Time shall be of the essence of this Contract and of every part hereof and no extension or variation of this Contract shall operate as a waiver of this provision.

23.8 Waivers and Remedies

     No delay or omission by any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, or of any other right or remedy, and no single or partial exercise thereof shall preclude either the further exercise thereof, or the exercise of any other right or remedy. All rights and remedies granted or recognized herein by any Party are cumulative and may be exercised at any time and from time to time independently or in combination.

23.9 Counterparts

     This Contract may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

23.10 Transmission by Facsimile

     The Parties agree that this Contract may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each Party undertakes to provide each and every other Party with a copy of the Contract bearing original signatures forthwith upon demand.


IN WITNESS WHEREOF the Parties have duly executed this Contract as evidenced by the signatures set out below.

BAIYIN NON-FERROUS METALS                   MINCO MINING & METALS COMPANY
CORPORATION

Legal Representative:                       Legal Representative:


/s/  WI YA BEN                              /s/  PETER TSAPARAS
----------------------------------          -----------------------------------
Title:  General Manager                     Title: Chairman of the Board



Authorized Representative:                  Authorized Representative:


/s/  MI ZHAO YIANG                          /s/  KEN Z. CAI
----------------------------------          -----------------------------------
Title: Deputy General Manager               Title: President & CEO